WOODMEN OF THE WORLD

LIFE INSURANCE SOCIETY

ARTICLES OF INCORPORATION

AND

CONSTITUTION AND LAWS

The Woodmen of the World Life Insurance Society Articles of Incorporation and Constitution and Laws are part of your benefit certificate. (See Constitution and Laws, Article 7.) They describe how Woodmen is governed, its purposes and objectives as well as your rights as members.

TABLE OF CONTENTS

ARTICLES OF INCORPORATION
ARTICLE 1	Name	1
ARTICLE 2	Place of Business	1
ARTICLE 3	Organization and Powers	1
ARTICLE 4	Purposes and Objectives	1
ARTICLE 5	Supreme Governing Body	1
ARTICLE 6	Constitution and Laws	2
ARTICLE 7	Membership	2
ARTICLE 8	Subordinate Bodies, Subsidiaries and
	Affiliated Entities	2
ARTICLE 9	Amendments	2

CONSTITUTION AND LAWS
ARTICLE 1	The National Convention	2-5
ARTICLE 2	The Board of Directors	5-7
ARTICLE 3	Other Duties and Powers	8
ARTICLE 4	Standing Committees of Woodmen	8-9
ARTICLE 5	Jurisdictions	9-10
ARTICLE 6	Chapters	10-12
ARTICLE 7	Benefit Certificates of Membership	12-15
ARTICLE 8	Dispute Resolution Procedures	15-17
ARTICLE 9	Judiciary Committee and Appeals
	Thereto	17
ARTICLE 10	Amendments	17-18

ARTICLES OF INCORPORATION

Revised June 1, 2015

ARTICLE 1

Name. The name of this corporation is “Woodmen of the World Life Insurance Society,” hereinafter “Woodmen.”

ARTICLE 2

Place of Business. Woodmen’s principal office (Home Office) shall be in Omaha, Nebraska or at any other place the Board of Directors may select.

ARTICLE 3

Organization and Powers. Woodmen is a Fraternal Benefit Society, organized under the laws of the State of Nebraska, without capital stock, conducted solely for the benefit of its members and their beneficiaries, and not for profit. It shall be operated on a lodge system based on local chapters with a ritualistic form of work and a representative form of government. It shall have all the powers granted by law and shall have perpetual existence unless these Articles of Incorporation are surrendered or Woodmen is consolidated, merged or dissolved as authorized by law.

ARTICLE 4

Purposes and Objectives. The purposes and objectives of Woodmen shall be:

(a) To seek as members individuals who desire to join together for mutual benefit and protection and, through our lodge system, based on chapters, to establish and implement programs to benefit our communities and our Nation as a whole through organized volunteer efforts. Members of Woodmen share common values and work to achieve shared fraternal ideals through their family, civic, charitable and patriotic activities. Woodmen shall engage in and support activity consistent with these fraternal ideals. Through a commitment to family, we become more dedicated family members; through volunteerism, we strengthen communities by assisting others and organizations which help others; through patriotic allegiance, we pledge to be better and more dedicated citizens; and through our Chapters, we dedicate ourselves as volunteers to strengthen our families, our communities and our Nation;

(b) To issue to its members, either with or without medical examination, certificates providing for such benefits as may be authorized by the Constitution and Laws and in accordance with the laws governing fraternal benefit societies; and

(c) To engage in any and all other business allowed by law, consistent with the above purposes and objectives.

ARTICLE 5

Supreme Governing Body. Woodmen’s supreme governing body shall be known as the “National Convention,” which shall be composed of its National Convention Representatives as provided for and defined in the Constitution and Laws.

Regular meetings of the National Convention shall be held as often as once in each four calendar years at such times and places as may be determined by the President of Woodmen. Special meetings or referenda may occur as provided by the Constitution and Laws of Woodmen.

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ARTICLE 6

Constitution and Laws. Woodmen shall have the power, through its National Convention or Board of Directors, to provide a Constitution and Laws; to provide rules and regulations for its own government and that of its Chapters and members and certificate holders; to alter and amend the same at any session of the National Convention or meeting of its Board of Directors; to provide for the organization of subordinate, subsidiary or affiliated entities such as local Chapters and Jurisdictional Conventions and prescribe the laws, rules and regulations for their government; and to do all other acts and things necessary to carry out the purposes and objectives for which it is organized.

ARTICLE 7

Membership.

(a) Benefit Members. A benefit member is a person who meets the qualifications set forth in Article 4 above or is a member of a group and who has been accepted for membership. Each member shall also be a member of a subordinate body of Woodmen (Chapter), provided the person shall pay applicable Member Dues as shall be provided by the National Convention or by the Board of Directors. Benefit members shall be divided into the following classes:

(1) Adult Benefit Members. A person who is accepted for membership and who is either sixteen years of age or older, or not considered a minor in his/her state of residence shall be an adult benefit member of Woodmen.

(2) Youth Benefit Members. A person who is accepted for membership and who is under sixteen years of age shall be a youth benefit member of Woodmen. Such members shall have those rights of membership as may be provided in the benefit certificate or by the Board of Directors.

(3) Associate Benefit Members. A person who is accepted for membership as a member of a family or group subscribing to a benefit certificate shall be an associate member of Woodmen. Such member shall have those rights of membership as may be provided in the benefit certificate or by the Board of Directors.

(b) Good-Standing Benefit Members. A Good-Standing Benefit Member is one who has made all payments, including applicable Member Dues, according to the terms of the benefit certificate or under this Constitution and Laws. Benefit members of Woodmen who are not in good standing shall not hold any office in the National Convention or any of the subordinate bodies of Woodmen or attend or participate in any business, social or other meeting thereof which is limited to Good-Standing Benefit Members.

(c) Social Members. A person who has been accepted for social membership and who meets the qualifications set forth in Article 4 above and who does not hold a good-standing benefit certificate is a social member of Woodmen, provided the required dues are paid to Woodmen, at its Home Office, as set by the Board of

Directors. Social members shall not be eligible to hold any office in or be a National Convention or Jurisdictional Convention Representative, or have any voice in the election of National Convention and Jurisdictional Convention Delegates.

ARTICLE 8

Subordinate Bodies, Subsidiaries and Affiliated Entities. The subordinate bodies of Woodmen shall be Jurisdictions, Chapters, Youth Chapters and/or Community Centers. The subsidiaries of Woodmen shall be those entities established by it. The affiliated entities of Woodmen shall include, but are not limited to, fraternal, camp and Chapter corporations, as well as not-for-profit organizations as originated by Woodmen.

Every adult Good-Standing Benefit Member is assigned to a Chapter and can participate in Chapter meetings and activities. Each Chapter is located within a defined geographical area called a Jurisdiction. Chapters elect Jurisdictional Convention Delegates who attend Jurisdictional Conventions, which are held every two years. Jurisdictional Conventions elect National Convention Delegates who attend a National Convention, which is held every four years during the same year as the Jurisdictional Convention.

ARTICLE 9

Amendments. These Articles of Incorporation may be altered or amended at any meeting of the National Convention by a two-thirds vote of the National Convention Representatives or at any meeting of the Board of Directors by a two-thirds vote of the members thereof.

CONSTITUTION AND LAWS

Revised June 1, 2015

ARTICLE 1

The National Convention

Sec. 1. Name. The supreme legislative and governing body of Woodmen shall be known as the National Convention.

Sec. 2. Powers.

(a) Jurisdiction and Powers. The National Convention shall have plenary, original and appellate jurisdiction in all matters pertaining to Woodmen and its general welfare. It shall have the power to enact laws for its own government, the government and management of Woodmen in general, and its subordinate bodies and subsidiaries. It shall be the sole judge of its elections and the qualification of its own National Convention Officers, National Convention Representatives and members of Woodmen.

(b) Power To Suspend or Remove Its National Convention Representatives and Members of Woodmen. It may, by itself when in session, or through the Board of Directors when the National Convention is not in

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session, by a two-thirds vote of either body, suspend or remove any of its National Convention Representatives or members of Woodmen for violating any of the laws of Woodmen or for doing any other act or thing which tends to bring reproach upon the National Convention, Woodmen or any of its National Convention Representatives or members of Woodmen or for any other good and sufficient cause. In addition to this provision, all National Convention Officers or the Board of Directors when the National Convention is not in session may be removed as outlined in Article 2, Section 7 of this Constitution and Laws. Any National Convention Representatives or member of Woodmen suspended or removed under this subsection may appeal to the Judiciary Committee and National Convention as provided in Article 1, Section 2(a) and Article 9 of this Constitution and Laws.

Sec. 3. Composition.

(a) National Convention Representatives. The National Convention shall be composed of the National Convention Representatives. The National Convention Representatives include the National Convention Officers, the members of the Judiciary and Legislative Committees, Jurisdictional Presidents, Immediate Past Jurisdictional Presidents and duly elected National Convention Delegates from each Jurisdiction. Each National Convention Representative is entitled to one vote on any issue properly before the National Convention for vote.

(b) National Convention Officers. The National Convention Officers shall be the same persons as comprise the Board of Directors of Woodmen.

(c) National Convention Delegates. The National Convention Delegates consist of the duly elected individuals from certain Jurisdictions as outlined and identified in Article 5, Section 4 of this Constitution.

(d) Alternate National Convention Representatives. In case a Jurisdictional President, an Immediate Past Jurisdictional President, or a National Convention Delegate from any Jurisdiction is unable to attend the National Convention, then the Jurisdictional Vice President, the Past Jurisdictional President most recently elected or an alternate National Convention Delegate from such Jurisdiction, respectively, if otherwise qualified, shall be certified by the Credentials Committee as a National Convention Representative of that session of the National Convention with all the powers and privileges of his/her principal, provided that notice requesting the substitution is received in the Home Office at least fourteen days in advance of the opening date of the National Convention. No person shall be certified as an alternate National Convention Representative except as herein provided.

(e) Suspensions. Any National Convention Representative, or an alternate thereto, who is not a Good-Standing Benefit Member shall thereby forfeit all rights and privileges of such office, and such office shall be declared vacant by the President of Woodmen.

Sec. 4. Officers of the National Convention. The officers of the National Convention shall be the same persons as comprise the Board of Directors of Woodmen when the National Convention is not in session.

Sec. 5. Sessions and Quorum of the National Convention.

(a) Regular Sessions. Regular sessions of the National Convention shall be held every four years in the odd-numbered years beginning in 1965, at such times and places as may be determined by the President of Woodmen. Sessions of the National Convention may be postponed in the event of war or other national emergency as determined by the President of Woodmen.

(b) Special Sessions.

(1) Special sessions may be called by the President at any time and place, when authorized by two-thirds of the entire Board of Directors. Special sessions shall be called and convened by the President, within sixty days, at such time and place as may be set forth in a demand therefor in writing by at least two-thirds of the entire Board of Directors.

(2) Special sessions shall have all the authority and powers possessed by regular sessions and shall be composed of the National Convention Representatives who attended, or were entitled to attend, the last regular session of the National Convention.

(c) Quorum. A majority of the National Convention Representatives entitled to sit in any session of the National Convention shall constitute a quorum to open the National Convention. A simple majority of those present and voting shall be sufficient to decide all motions and other issues rightly before it, except as otherwise provided in this Constitution and Laws.

Sec. 5. National Convention Committees.

(a) Standing Committees. There are hereby created the following standing committees of the National Convention the members of which shall be appointed by the President on the last day of each regular session to serve until the close of the succeeding regular session and whose duties shall be as herein enumerated:

(1) Legislation Committee. The Legislation Committee shall be composed of fifteen National Convention Representatives of the National Convention session at which they are appointed and who shall perform the duties set forth in Article 10, Section 1of this Constitution and Laws. Woodmen’s General Counsel shall serve as an ex officio member of the committee.

(2) Judiciary Committee. The Judiciary Committee shall be composed of not fewer than five or more than seven National Convention Representatives. No person shall serve for more than two consecutive terms. The committee shall elect one of its members as Chairman and one as Secretary and notify the President and Secretary of Woodmen thereof. The General Counsel of Woodmen shall serve as an ex officio member without voting privileges.

(3) Additional Standing Committees. The President shall have authority to appoint such other standing committees from

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among the adult benefit members of Woodmen and/or the then-National Convention Representatives as the President shall see fit, to assist the National Convention in the transaction of any of its business.

(4) Term of Office. The term of office of the members of all standing committees of the National Convention shall be until the adjournment of the next regular session of the National Convention. No person may serve consecutive terms on the same committee unless serving by virtue of his or her office, except members of the Judiciary Committee who may serve up to two consecutive terms.

(b) Special Committees. Notwithstanding Constitution and Laws, Article 1, Section 5(c) herein, at the commencement of and during each session of the National Convention, the President may appoint such special committees from among the current or past National Convention Representatives as he may deem necessary, to serve during that session only.

(c) Nominating Committee. The Nominating Committee is considered a Special Committee of the National Convention. Sixty (60) days prior to the opening of the next regular session of the National Convention, the President shall appoint the members of a Nominating Committee, subject to approval by a majority vote of the Board of Directors, who shall recommend a slate of National Convention Officers for approval by the National Convention Representatives. The terms of office of the members of the Nominating Committee of the National Convention shall be sixty (60) days prior to the commencement of the National Convention until the close of the National Convention. No member of the Nominating Committee may serve more than two consecutive terms on the Nominating Committee.

(d) Vacancies. Except as otherwise provided in this Constitution and Laws, vacancies occurring on any of the standing or special committees of the National Convention, or any other committee herein authorized, may be filled by the President.

(e) Additional Qualifications of Committee Members. No person shall be appointed to, or remain a member of, a Special, Nominating or Standing Committee of the National Convention, or any other committee created and/or authorized by this Constitution and Laws, unless he/she is a Good-Standing Adult Benefit Member of Woodmen.

Sec. 6. Expenses of National Convention Representatives. The National Convention Representatives shall be paid their reasonable expenses for attending the sessions of the National Convention.

Sec. 7. National Convention Qualification and Disqualification.

(a) Qualification of National Convention Officers. No person shall be elected by the National Convention as a National Convention Officer thereof, be appointed thereto, or hold such office unless the person is a Good-Standing Benefit Member.

(b) Disqualifying Occupations and Events. Any person who violates any insurance statute or regulation or any federal or state criminal law that would preclude or prohibit his or her employment by Woodmen or who becomes, or has been within the year immediately preceding, an officer of or holder of a position of trust with any other fraternal benefit society or life-insuring institution shall be ineligible to become or remain a National Convention Officer or to be a National Convention Delegate or a Jurisdictional Convention Delegate unless such person is granted a specific waiver to serve by Woodmen’s Executive Committee; provided, however, individuals who held a position with another fraternal or life insurance institution who became members of the Field Force may become secretaries of Chapters and Youth Chapters of Woodmen. This shall not be construed as disqualifying any person who is an attorney or physician employed occasionally or temporarily by any such life-insuring institution and shall not disqualify a person employed by another society that merges with Woodmen if such persons are otherwise qualified.

Sec. 8. Method of Nomination, Election, Term of Office and Installation of the National Convention Officers.

(a) Nominations. The names of prospective National Convention Officers must be submitted to the President of Woodmen by a Good-Standing Benefit Member of Woodmen sixty days prior to the National Convention along with an application stating each member’s qualifications for the office. The President shall forward each name and application of the prospective National Convention Officers to the Nominating Committee, who shall review each application and recommend a slate of National Convention Officers. National Convention Representatives may also nominate from the floor of the National Convention, during the designated time, a prospective National Convention Officer, provided such prospective National Convention Officer’s name was submitted to the President of Woodmen by a Good-Standing Benefit Member of Woodmen sixty (60) days prior to the National Convention along with an application stating the member’s qualifications for the office. Any floor nomination not first submitted to the President and Nominating Committee as set forth herein shall be considered out of order and void. There shall be no nominations made by the Nominating Committee or made from the floor that create contests between two nominees. All nominations must be submitted as a universal slate of nominees with only the highest vote getters, in accordance with Article 1, Section 8(a) and Article 2, Section 1 herein, being elected as National Convention Officers.

(b) Election. The election of all National Convention Officers shall be by ballot, at such time during the session designated therefor in the order of business or as may be determined by the National Convention, except that when there is one candidate nominated for an office, the nominee(s) may be elected by a voice vote. The election shall be decided by a majority. In cases where a ballot is used, a committee consisting of Woodmen’s Vice Presidents (excluding the General Counsel) shall serve to distribute and certify the results to the National Convention. No vote may

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be cast by proxy. There shall be no election that decides a contest between two nominees. All elections must include an entire slate of nominees with only the highest vote getters in compliance with Article 2, Section 1 herein becoming National Convention Officers. No motion, except to take a necessary recess, shall be entertained during said election.

(c) Term of Office. The election of the National Convention Officers shall be held at each regular session of the National Convention. A National Convention Officer shall serve until his successor is qualified and elected as discussed herein.

(d) Installation of National Convention Officers. The National Convention Officers of the National Convention shall be installed by the President or by anyone he/she may designate.

Sec. 9. Order of Business. At all sessions of the National Convention, business shall be taken up in the order established by the President. The order of business may be transposed by the presiding officer at any time, as occasion may require.

Sec. 10. Recording and Publishing Proceedings. The Secretary shall record all the proceedings of the National Convention. A synopsis of the proceedings of the National Convention, including all affirmative actions thereof, shall be published in the official publication of Woodmen.

ARTICLE 2

The Board of Directors

Sec. 1. Composition and Independent Directors.

(a) Composition. The Board of Directors shall be composed of the President and CEO (who shall serve as the Chairman of the Board unless determined otherwise in accordance with Article 2, Section 8(a) herein), Executive Vice President/Fraternal, Executive Vice President/Operations and Secretary, Executive Vice President/Finance and Treasurer, and up to ten additional members, at least eight of whom shall be Independent Directors of Woodmen and shall not be Current or Retired Home Office or Field Associates of Woodmen unless this requirement prohibiting Current or Retired Home Office or Field Associates from being one of the eight Independent Directors is specifically waived by the unanimous vote of the Board of Directors. If the Chairman of the Board is an Independent Director, then, the number of required Independent Directors shall remain at eight. The Board of Directors may approve additional Executive Vice Presidents, for appointment by the President and CEO, as may be deemed necessary to manage Woodmen. Such additional Executive Vice Presidents shall serve on the Board of Directors, provided that at no time shall there be more than fourteen Directors.

(b) Independent Directors. An Independent Director is any individual who has not been employed or contracted with Woodmen within the previous ten years as an employee, Area Manager, State Manager or Field Associate.

(c) Current or Retired Home Office or Field Associate. A Current or Retired Home Office of Field Associate is any current employee, Area Manager, State Manager or Field Associate or any former employee, Area Manager, State Manager or Field Associate who is or was employed or is or was under contract with Woodmen within the previous ten years.

Sec. 2. Duties and Powers.

(a) Powers. All power and authority of the National Convention, when not in session, shall be vested in the Board of Directors, except as herein elsewhere provided.

(b) Examine Transactions of Its Members.

The Board of Directors may examine the transactions of its members at any time and shall receive such reports from its members as are required of them in this Constitution and Laws. It shall transact any other business rightfully before it.

(c) Authority. It shall have the authority to act on behalf of the National Convention between regular meetings of the National Convention The Board of Directors shall have the authority to approve mergers, divestitures, consolidations and acquisitions, subject to and in accordance with applicable laws, and pursuant thereto has the authority to execute and enter into merger, divestiture, consolidation or any form of acquisition agreements, articles of merger, divestiture or consolidation, certificates of assumption, representations and warranties, as well as any other documents necessary to effectuate a merger, divestiture, consolidation or any acquisition. The Board of Directors shall have further authority, subject to and in accordance with applicable laws and any required regulatory approval, to borrow money and issue financial instruments in connection therewith, including, without limitation, promissory notes, surplus notes or such other instruments of indebtedness as approved by the Board of Directors, and pursuant thereto to enter into, execute and deliver such financing agreements and instruments for such purposes as the Board of Directors deems necessary and appropriate, including, without limitation, financing to effectuate mergers, divestitures, consolidations or acquisitions.

Legislation and other matters may be adopted by means of a referendum submitted by mail to qualified National Convention Representatives when the same is approved as herein provided. Qualified National Convention Representatives, for purposes of a referendum, shall be those National Convention Representatives of the last regular session of the National Convention who are eligible to act in the capacity as a National Convention Representative at the time of the referendum.

The Board of Directors shall have authority to make rules and regulations for the orderly operation of Chapters and Jurisdictions, which shall include, but not be limited to, changes in the By-Laws and Rules of Order of subordinate bodies, subsidiaries and affiliated entities as defined in Woodmen’s Articles of Incorporation and Constitution and Laws, provided such changes do not conflict with this Constitution and Laws.

(d) Power in Event of Taxes and Additional Payments. In the event any state, or other taxing authority, shall place any levy, tax or other charge upon any benefit

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certificate of membership issued by Woodmen and/or on any payments made by members, the Board of Directors and/or the National Convention is hereby authorized to add such amount, or any part thereof, to the payments otherwise prescribed by Woodmen for any such certificates subject thereto, and the Board of Directors and/or the National Convention may direct that the amount of such levy, tax or charge shall be a lien on the proceeds of any such certificates, or if a refund is made, it may be deducted therefrom, in both cases with interest thereon at the rate of five percent per annum, compounded annually.

(e) Funds of Woodmen. The funds of Woodmen shall be as follows:

(1) Insurance Fund. The Insurance Fund shall be a sum equal to the liability of Woodmen in connection with all benefit certificates and accrued expenses in relation to such certificates, together with an additional special reserve for fluctuation of assets, mortality, morbidity, interest earnings and expense. The Board of Directors may provide for the establishment and operation of one or more separate accounts and issue contracts on a variable basis providing for the dollar amount of benefits or other contractual payments or values thereunder to vary so as to reflect the investment results of such separate accounts.

(2) Fraternal Fund. The Fraternal Fund of Woodmen shall consist of all of the assets of Woodmen, except those set forth in subsection (1) hereof. The liabilities of the Fraternal Fund shall be all liabilities of Woodmen except those in connection with benefit certificates and accrued expense in connection with such benefit certificates.

Sec. 3. Meetings.

(a) Regular. The Board of Directors shall hold regular meetings at least semiannually on such dates and at such places as may be determined by it.

(b) Special. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, at such times and places as either shall determine, whenever either of them deems it necessary for the good of Woodmen, and shall be called whenever five members of the Board of Directors, in writing, request the same.

(c) Quorum. A majority of the members of the Board of Directors shall constitute a quorum at all meetings, but the affirmative vote of a majority of the entire membership thereof qualified to vote thereon shall be required to determine all issues rightfully before it, except as provided to the contrary in this Constitution and Laws.

(d) Guests. Guests may be invited by the Chairman of the Board or the President to attend any regular or special meeting of the Board of Directors. Guests may neither vote nor participate in any debate regarding a matter; however, guests may be called upon by the Chairman of the Board or the President to present information and answer relevant questions regarding a matter properly before the Board of Directors.

(e) Conduct. Any meeting, regular or special, of the Board of Directors may be conducted by telephone and/or video conference at the discretion of the Chairman of the Board. Furthermore, in the event a Director may not appear in person at any meeting, regular or special, of the Board of Directors, said Director may appear via telephone or video conference at the discretion of the Chairman of the Board.

Sec. 4. Rule-Making Powers; Standing and Special Committees. The Board of Directors may adopt rules under which it may operate and discharge its duties. No roll call vote shall be required on any issue except in the discretion of the Chairman of the Board or upon the request of two-thirds of the members of the Board of Directors. Any vote may be conducted via secret ballot at the discretion of the Chairman of the Board or upon the request of three or more members of the Board of Directors and any such rules adopted under this section or previously adopted by the Board prior to the adoption of this section shall remain in full force and effect until such time as two-thirds of the members of the Board of Directors vote to amend or eliminate said rule. The Chairman of the Board may appoint special committees of the Board of Directors and Chairs of such committees with the approval of the Board to expedite work and matters before it for consideration. The three standing committees shall be the Audit, Governance and Compensation Committees. Members of the standing committees shall be appointed by the Chairman of the Board on an annual basis, subject to approval by a majority vote of the Board, and shall be comprised of no fewer than three or greater than eight Board members who are not members of the Executive Committee and are not Current or Retired Home Office or Field Associates as defined herein. The members of each standing committee and the Chairman thereof shall be appointed solely on the basis of his/her qualifications to serve on a standing committee . No person shall serve as Chairman of more than one standing committee. The number of members of each standing committee shall be determined by the Board of Directors consistent with the requirements set forth herein. Notwithstanding these requirements, the President and one other Executive Officer recommended by the President and approved by the Board shall be members of the Governance Committee in addition to no fewer than three Board members who are not members of the Executive Committee and are not Current or Retired Home Office or Field Associates.

(a) Audit Committee. This committee shall transact all business and perform such duties as may be required of it by the National Convention, the Board of Directors or the President, and/or as required by law, and shall otherwise perform oversight and review as it shall determine to be appropriate in the proper exercise of its sound judgment and discretion. This committee shall have as its purpose to provide oversight and monitoring of Woodmen’s internal and outside auditors, financial operations, accounting practices, enterprise risk management and other matters as dictated by the judgment of the committee under guidelines established by the Board of Directors. This committee and/or the Board of Directors may, in its discretion, order an examination or audit, in

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whole or in part, of the affairs of Woodmen by an independent agency as often as it shall see fit and shall do so if the Department of Insurance of the State of Nebraska shall fail to do so at such intervals as required.

(b) Governance Committee. The Governance Committee shall recommend to the Board of Directors applicable governance guidelines; facilitate an annual review of the Board’s engagement and the President’s performance for review by the Board; and identify individuals qualified to become Independent Directors and/or Current and Former Home Office or Field Associates of the Board consistent with criteria approved by the Board. While the Board of Directors shall be responsible for the election of a President, the Governance Committee may assist the Board, if so requested, to seek applicants, conduct interviews and/or recommend individual(s) for the position of President. Moreover, while the President is solely responsible for the appointment of all Executive Vice President positions, the Governance Committee may assist the President, if so requested, to seek applicants, conduct interviews and/or recommend individual(s) for a vacant Executive Vice President position. Notwithstanding anything to the contrary herein, any member of the Board of Directors shall be empowered to make a nomination on his/her own initiative at any special or regular Board meeting, and such nomination, if seconded, shall be considered by the Board of Directors.

(c) Compensation Committee. This committee shall initiate and certify to the Board for its approval and ratification the regular and supplemental compensation and benefits of all elected Executive Officers and members of the Board of Directors. No Executive Officer or member of the Board of Directors shall vote to approve a recommendation of this committee involving his or her regular or supplemental compensation or benefits.

(d) Delegation of Powers. The Board of Directors may delegate any of the powers, authority or duties it is required to perform to any standing or special committee or to any officer of Woodmen upon such terms or direction as the Board may determine.

(e) Committee Charters. Any committee, standing or special, may draft and adopt a charter. While any charter should be interpreted in the context of all applicable laws and regulations, as well as the context of Woodmen’s Articles of Incorporation and this Constitution and Laws, a charter does not establish by its own force any legally binding obligations. In the event any provision of a charter conflicts with provisions of Woodmen’s Articles of Incorporation and/or this Constitution and Laws, Woodmen’s Articles of Incorporation and/or this Constitution and Laws shall govern.

Sec. 5. Vacancy in Directorate.

(a) Vacancy by Independent Director or Retired Home Office or Field Associate. A vacancy on the Board of Directors of an Independent Director or a Current or Retired Home Office or Field Associate shall be filled by nomination and election by a majority of the Board during any regular or special meeting thereof, and a successor member of the Board of Directors shall serve during the unexpired term and until a successor is elected and qualified.

(b) Vacancy by Executive Vice President. A vacancy of an Executive Vice President shall be filled by the President.

Sec. 6. Procedure in Event of Vacancy in Office of President. In the event of the death, total and permanent disability, resignation, suspension, retirement or removal of the President, then the Chairman of the Board of Directors, Executive Vice President/Fraternal, Executive Vice President/Operations and Secretary, or Executive Vice President/Finance and Treasurer, in that order, shall immediately call a special meeting of the Board of Directors, which shall elect a President to serve during the unexpired term or during the period of such suspension. Until the special meeting of the Board of Directors, the Executive Vice President/Fraternal, or the Executive Vice President/Operations and Secretary in his absence, shall be ex officio President. Election hereunder shall conform to the method set forth in Section 5 of this Article 2.

Sec. 7. Procedure of Determining Disability, Suspension or Removal of Members of the Board. The Board of Directors shall determine when any member of the Board is totally and permanently disabled or should be suspended or removed from office. Any decision by the Board of Directors that any member is totally and permanently disabled, or should be suspended or removed from office, shall be by an affirmative vote of not less than two-thirds of the total membership of the Board. The removal of the President or any Executive Vice President from the Board of Directors under this section shall also result in the termination of his/her employment with Woodmen as President or as an Executive Vice President.

In the case of the Executive Vice Presidents, in addition to removal as outlined above, they may also be removed by the President, with or without cause at the sole discretion of the President.

In the event an employee, Area Manager, State Manager or Field Associate is a member of the Board of Directors and is removed from his position as an employee, Area Manager, State Manager or Field Associate, said employee, Area Manager, State Manager or Field Associate is automatically removed from the Board of Directors.

Any member of the Board suspended or removed under this subsection may appeal to the Judiciary Committee and National Convention, as provided in Article 1, Section 2(a) and Article 9 of this Constitution and Laws. This right of appeal does not apply to Executive Vice Presidents removed by the President with or without cause.

Sec. 8. Conflicts of Interest. The Board of Directors shall establish a Conflict of Interest Policy. Any Board member violating such policy shall be suspended or removed as the Board shall determine.

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Sec. 9. Chairman of the Board of Directors.

(a) Election of the Chairman. Unless otherwise waived by an affirmative vote of not less than two-thirds of the Board of Directors, the President and CEO shall automatically serve as the Chairman of the Board. If so waived, the Board of Directors shall then elect another member of the Board of Directors to serve as the Chairman by a majority vote of the Board of Directors. Should the Board of Directors elect an Independent Director as Chairman, he shall be considered one of the eight Independent Directors as described in Article 2, Section 1.

(b) Preside Over Board of Directors. The Chairman shall preside over the meetings of the Board of Directors. In the absence of the Chairman, the entire Board of Directors shall elect by majority vote an interim Chairman to preside.

(c) Additional Duties. The Chairman shall perform such other and additional duties as may be assigned by the Board of Directors, upon such terms and conditions as may be agreed upon.

ARTICLE 3

Other Duties and Powers

Sec. 1. Executive Officers. The President shall be the Chief Executive Officer (CEO) of Woodmen and shall report to the Board of Directors. The additional Executive Officers shall be the Executive Vice President/Fraternal, the Executive Vice President/Operations and Secretary, and the Executive Vice President/Finance and Treasurer. The Executive Vice Presidents shall report to the President; should a vacancy occur, the President shall appoint the Executive Vice President; and the President shall recommend the Executive Vice Presidents as part of the nominating process at each National Convention.

The specific duties of these Executive Officers shall be as described in this Constitution and Laws, in the attached Duties of Executive Officers and as assigned. In the case of the President and CEO, the Board of Directors shall assign additional duties and responsibilities; and in the case of the other Executive Officers, the President and CEO shall assign all other additional duties and responsibilities.

Sec. 2. Bonds of Officers and Employees; Fidelity Bond. The Board of Directors and/or the President shall procure and maintain in force surety bonds on such officers and employees of Woodmen in such form and at least in such amount as required and specified by the Nebraska Department of Insurance.

Sec. 3. Execution of Contracts. The President and any one of the remaining Executive Officers or, in the absence of the President, any two of the remaining Executive Officers of Woodmen shall have full power and authority to execute all contracts, documents and obligations which shall be necessary or desirable for the conduct of Woodmen’s affairs when duly authorized to do so. The President shall have the power to delegate the signing of contracts as outlined in Section 1(r) under Duties of Executive Officers. In addition, the Board of Directors or the Executive Committee may

authorize other officers of Woodmen to execute documents which affect their areas of operation, subject to such directions and limitations as the Board or Executive Committee may establish.

Sec. 4. Indemnification of Officers and Employees. Every officer or employee and every former officer or employee of Woodmen shall be indemnified against losses or judgments assessed against him/her by a court of competent jurisdiction and for expenses actually and reasonably incurred by him/her in connection with the defense of any action, suit or proceeding, civil in nature, in which he/she is made a party by reason of serving Woodmen, except in relation to matters as to which he/she shall be adjudged in such action, suit or proceeding to be guilty of fraud, gross negligence or malfeasance in the performance of duty.

ARTICLE 4

Standing Committees of Woodmen

Sec. 1. Names and Composition. The Standing Committees of Woodmen shall be the Executive Committee and the Investment Committee, and they shall be composed of the Executive Officers of Woodmen.

Sec. 2. Executive Committee.

(a) Supervision and Control Over Home Office Associates. The Executive Committee shall have supervision and control over the employment, duties, compensation and general welfare of all persons employed by the Home Office, but may delegate such duties as it shall deem advisable, provided that no person, other than a member, shall be employed in any capacity by Woodmen.

(b) Operational Authority Over Group Benefits. The Executive Committee shall have supervision and operational authority over the group benefits (which include the right to amend the plans) of all associates. Group benefits includes, but are not limited to, retirement, health, dental, disability and life.

(c) Operational Authority Over Other Matters. The Executive Committee shall have supervision and operational authority over all matters involving Woodmen not delegated to the President or to another officer or to a Standing Committee of Woodmen or to a committee of the National Convention and not inconsistent with the powers of the Board of Directors.

Sec. 3. Investment Committee. The Investment Committee shall have full supervision and operational authority over the invested funds of Woodmen. All moneys of Woodmen, except such amounts as may be necessary to pay current obligations, shall be invested by the committee in such investments as are, or hereafter may be, authorized by applicable law. The committee shall have authority to take any action in respect to such investments as it shall deem necessary or prudent and may delegate any such duties as it shall deem advisable.

Form 6 R-01/15	8

Sec. 4. Chairman and Secretary of Standing Committees. The President and Secretary of Woodmen shall be, respectively, the Chairman and Secretary of the Standing Committees of Woodmen.

Sec. 5. Meetings of Standing Committees. Standing Committees shall meet at stated times or on notice to all by the Chairman thereof or by a majority of their own number.

Sec. 6. Rules Governing Standing Committees.

(a) Rule-Making Powers. Standing Committees shall have the power to make rules for the conduct of their affairs and to facilitate the discharge of their duties, subject to the power of the Board of Directors to alter or prescribe other or additional rules. A majority of the members of any such committee shall constitute a quorum, but no action of any such committee shall be binding upon Woodmen unless taken by an affirmative vote of at least a majority of the entire membership of such committees.

(b) Standing Committees To Report. Standing Committees shall report their formal actions to each regular session of the National Convention and the annual meeting of the Board of Directors, in writing.

(c) Alternates. All Standing Committees shall have authority, in their discretion, to designate a sufficient number of alternates to serve in the absence of a member or members thereof. Alternates shall have full authority to act in the absence of their principal when called upon to do so by the Chairman or a majority of the members of the committee.

ARTICLE 5

Jurisdictions

Sec. 1. Their Establishment and Territorial Limits.

(a) Established Jurisdictions. The territory in which Woodmen is authorized to do business shall be divided into units known as Jurisdictions, based on the guidelines established in this Article. A list of Jurisdictions is included with the Jurisdictional By-Laws, which are attached to this Constitution and Laws.

Except as otherwise provided, the Board of Directors shall have authority to assign members of Woodmen not residing in any Jurisdiction to a Jurisdiction.

(b) Establishment of Jurisdictions. Whenever there shall be 4,000 beneficiary members in any state or combination of states, upon notification thereof by the President and Secretary of Woodmen, the National Convention or Board of Directors may establish a Jurisdiction. Additional Jurisdictions may be established or subdivided, provided that any state, portion of a state or states, formerly a part of a Jurisdiction, shall be merged into one or more Jurisdictions adjacent thereto. The District of Columbia shall be regarded as a state.

(c) Abolition of Jurisdictions. The Board of Directors shall vacate any Jurisdiction which has less than 4,000 beneficiary members on November 30 for two consecutive years. The state, portion of a state or states comprising a Jurisdiction thus abolished shall be merged into or attached to one or more Jurisdictions adjacent thereto. When so abolished and merged, all Jurisdictional offices shall stand vacated except Past Presidents.

(d) Jurisdictional Funds. Whenever any Jurisdiction is created and/or abolished, as provided in this Section, the funds and all other property of the Jurisdiction affected thereby shall be distributed and/or divided as follows:

(1) Newly Created Jurisdictions. The funds of any Jurisdiction from which a new Jurisdiction is created shall be divided in proportion to the number of benefit members residing within the territory of the new Jurisdictions and the number residing in the Jurisdiction affected by any such subdivision thereof.

(2) Abolished Jurisdictions. The funds of any Jurisdiction which has been abolished shall be divided between the Jurisdictions into which its former territory is merged in proportion to the number of benefit members residing within that part thereof so merged.

(e) Past Presidents. No member shall be a Past President of more than one Jurisdiction at any one time. Past Presidents shall be such only with respect to the Jurisdiction in which they were elected, provided they hold membership in and pay Member Dues to a Chapter located therein. All Past Presidents moving from the Jurisdiction, but retaining their membership and paying Member Dues in a local Chapter of the Jurisdiction, shall be entitled to attend all Jurisdictional Conventions and have all rights and privileges in the Jurisdictional Conventions as any Past President residing within the Jurisdiction.

(f) Notice to All Chapters Affected. The Secretary of Woodmen shall notify the Secretary of every Chapter affected by the establishment and/or abolition of any Jurisdiction at least sixty days prior to the time fixed for the convening of any such Jurisdictional Convention, giving the time, date and place thereof, which shall be fixed by the President of Woodmen.

Sec. 2. Composition of Jurisdictional Conventions; Members To Make Reports.

(a) Composition. Each Jurisdictional Convention shall be composed of the Jurisdictional Convention Representatives. Jurisdictional Convention Representatives include the Jurisdictional Convention Officers, the National Convention Delegates to the last regular session of the National Convention, and the following, each of whom shall be a Good-Standing Benefit Member of a Chapter located in the Jurisdiction: Past Jurisdictional Presidents, Jurisdictional Convention Delegates from Chapters located therein, and the State Manager from each state or division thereof. Each Jurisdictional Convention Representative shall be entitled to one vote on matters considered by the Jurisdictional Convention. No person may be a Jurisdictional Convention Delegate from more than one Chapter or a Jurisdictional Convention Delegate to more than one Jurisdictional Convention each biennium.

Form 6 R-01/15	9

(b) Jurisdictional Convention Representatives To Make Reports. All Jurisdictional Convention Representatives shall report to their respective Chapters at the next regular meeting thereafter concerning the actions of the Jurisdictional Convention attended by them.

Sec. 3. Jurisdictional Convention Officers and Their Duties. Jurisdictional Convention Officers and their duties are described in the Jurisdictional By-Laws, which are attached to this Constitution and Laws and which may be modified by the National Convention or the Board of Directors.

Sec. 4. National Convention Representative From the Jurisdictional Convention and Alternates Thereto. The President and the Immediate Past President of Jurisdictions shall, by virtue of their offices, be National Convention Representatives and shall be the sole National Convention Representatives of Jurisdictions comprising a single state with more than 4,000 but fewer than 7,000 beneficiary members. Each such Jurisdiction shall also be entitled to a National Convention Delegate for each succeeding 4,000 such members or three-fourths fraction thereof within said Jurisdiction in excess of the first 4,000 such members.

Jurisdictions comprised of more than one state shall be entitled to National Convention Representatives in addition to the President and Immediate Past President as follows: one National Convention Delegate from each state within its territorial limits having at least 1,000 beneficiary members therein, except the state wherein the President resides, plus one National Convention Delegate-at-large for each succeeding 4,000 such members or three-fourths fraction thereof within said Jurisdiction in excess of the first 4,000 such members. Benefit membership shall be determined by the records of the Secretary of Woodmen as of November 30 immediately preceding any regular session of the Jurisdictional Convention.

Each Jurisdictional Convention in regular session shall elect its National Convention Delegates, and a like number of alternates. The Secretary of Woodmen shall mail to the Jurisdictional Presidents and Secretaries, in ample time, a statement showing the number of benefit members within their Jurisdiction as of the November 30 next preceding and the number of National Convention Delegates, if any, to which their Jurisdiction is entitled. Benefit members of Woodmen who are benefit members of subordinate bodies located within any Jurisdiction shall be regarded as living within the same for all purposes hereof.

Sec. 5. Jurisdictional Sessions, Quorums and Expenses. Provisions describing Jurisdictional Sessions and quorum requirements are set forth in the Jurisdictional By-Laws, which are attached to this Constitution and Laws and which may be modified by the National Convention or the Board of Directors. The Board of Directors shall establish guidelines for the payment of Jurisdictional expenses, shall establish rules and procedures for the payment of dues, as well as the amount of said dues, on every adult benefit member within a Jurisdiction, which shall be deducted from Member Dues paid by every adult benefit member of the Jurisdiction, and shall establish amounts, rules and procedures for additional funds, including a member proration, to be allocated to support the Jurisdictions.

ARTICLE 6

Chapters

Sec. 1. Chapters and Members Thereof. Woodmen acts on a lodge system based on chapters. The term “Chapter” shall include family, adult and youth chapters. In addition, Chapters may be further defined as subordinate bodies of Woodmen as stated in Article 8 of Woodmen’s Articles of Incorporation. Based on availability, members have the option of joining either a family chapter consisting of adult and youth members or a separate adult or youth chapter. Adult chapters can either operate as a family chapter or elect to maintain separate adult and youth chapters. Chapters shall exist only by the issuance of a charter signed by the President and Secretary of Woodmen. All benefit and social members of Woodmen shall be members of the Chapter into which they are assigned, or into which they are transferred, subject to Articles 4 and 7 of the Articles of Incorporation.

(a) Youth Chapters. Should a separate youth chapter be chartered, such youth chapter shall be composed of the benefit members of Woodmen who have not attained the age of sixteen years. They may be divided and given such names or designations as shall seem appropriate to the Board of Directors.

Every chartered youth chapter, with the permission of the President of Woodmen, may be attached to and shall become the responsibility of an adult chapter. Youth members not of sufficient number to be chartered may be assigned to a family or adult chapter or transferred into another youth chapter, as the President shall determine. When so assigned, the Chapter Secretary and Treasurer, as the case may be, shall serve the youth chapter and/or members in the same capacity. Funds of youth chapters shall be handled in the same manner as funds of adult chapters, except that the Treasurer shall keep a separate account appropriately named to reveal its ownership. No funds of a youth chapter shall be used for any purpose other than a youth program sanctioned by Woodmen.

A program of youth activities and rules and regulations for their government, including officers thereof, shall be promulgated and prescribed by the President of Woodmen subject to the approval of the Board of Directors and consistent with this Constitution and Laws.

The presiding officer of each family or adult chapter to which any youth chapter and/or youth members are attached shall appoint a Program Director to direct the same in their activities, subject to the approval of the President of Woodmen.

(b) Transfer of Youth Members to Chapters. All youth members of Woodmen, upon attaining the age of sixteen years, shall be transferred to the Chapter to which they or their youth chapter is attached, or, if not so attached, to the nearest family or adult chapter unless they shall request to be transferred elsewhere, subject to the provisions of this Constitution and Laws. The Secretary of Woodmen shall keep such records as are necessary to accomplish the foregoing.

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(c) Supervisory Power of National Convention or Board of Directors Over All Chapters. The National Convention or the Board of Directors may prescribe rules and regulations to permit and facilitate any or all of the following:

(1) The consolidation or merger of Chapters;

(2) Joint meetings of adult members under a common ritual;

(3) The organizing, creating and establishing, on a local basis within Jurisdictions, of District Meetings; and/or

(4) The orderly operations of Chapters.

Sec. 2. New Chapters and Youth Chapters.

How Chartered. New family, adult and youth chapters may be chartered when at least twenty Good-Standing Benefit Members are secured. No charter shall be issued to youth chapters until at least twelve of the required number have attained the age of eight years. Upon attaining charter strength, a charter and all necessary supplies shall be forwarded by the Secretary of Woodmen to all new family, adult and youth chapters.

Sec. 3. Member Dues. The term “Member Dues” shall mean the same as “Fraternal Dues” and shall include dues incident to membership in Woodmen and in a local Chapter of Woodmen. Each member of a Chapter shall have the obligation to pay dues for the support of Woodmen and that Chapter. The standard amount of Member Dues shall be established by the Board of Directors.

The amount of Member Dues payable to a Chapter in excess of the standard dues set by the Board of Directors shall be established by the members of the Chapter, pursuant to the procedure set forth in the Chapter By-Laws. The Board of Directors may, however, waive all or a portion of dues payable to a Chapter in excess of the standard dues.

Member Dues shall be payable to Woodmen with certificate payments or, as determined by the Board of Directors, may be deducted from refunds, if any, payable under a certificate whereby payments have been waived pursuant to contract or a certificate that is paid up. In the event Member Dues are not paid when due, such dues may also be deducted from a certificate premium deposit fund or added to automatic premium loan amounts. Member Dues may be deducted from other funds due to the member and held by Woodmen as determined by the Board. Member Dues collected by Woodmen shall be transmitted to each Chapter where membership is held, unless such Chapter is determined to be inactive by Woodmen.

Sec. 4. Powers and Duties of Chapters.

(a) Power and Limitations. Chapters shall have only such powers as are given them by this Constitution and Laws. The By-Laws prescribed for their government and this Constitution and Laws shall govern them in all their transactions.

(b) Duties. Every Chapter shall receive all members using the prescribed ritual of introduction. They shall not deviate from the prescribed ceremony of introduction.

(c) Additional Limitations. No Chapter shall organize any corporation, association or other entity for the purpose of holding title to or managing any of its property without prior written approval of the President and Secretary of Woodmen and on such terms and conditions as each may prescribe. Any such entity now in existence shall hold and/or manage all such property subject to this Constitution and Laws and for the sole use and benefit of the Chapter to which it belongs, beneficially or otherwise. All such entities holding legal title to any such property shall also account to the President of Woodmen as and when he/she shall direct and shall conform to his/her directives, even to the extent of dissolution and liquidation.

Sec. 5. Officers of Chapters, Their Duties, Meetings and Quorum Requirements of Chapters. All provisions relating to Chapter Officers, their duties, meetings and quorum requirements are contained in the Chapter By-Laws which are attached to this Constitution and Laws and which may be modified by the National Convention or the Board of Directors. The President of Woodmen shall appoint the Secretary for each Chapter and may remove any Secretary, with or without cause.

Sec. 6. Election and Qualification of Jurisdictional Delegates.

(a) At any regular meeting prior to January 31, immediately preceding each regular session of the Jurisdictional Convention, Jurisdictional Convention Delegates and a like number of alternates shall be elected thereto in the same manner as the officers of Chapters, and the Chapter Secretary shall immediately certify the same to the Secretary of the Jurisdiction and to the Secretary of Woodmen. The Secretary of Woodmen shall determine if all persons so elected are eligible to serve, based on guidelines established in Woodmen’s Chapter By-Laws, and certify them to the Jurisdiction by the Secretary of Woodmen. If any such person is found to be ineligible to serve, the Secretary of Woodmen shall immediately notify the Chapter, which may elect another Jurisdictional Convention Delegate or alternate. The Secretary of Woodmen shall not certify the eligibility of any person whose notice of election is received later than March 1.

(b) Each Chapter located within the territorial limits of each Jurisdiction and which has not fewer than twenty beneficiary members shall be entitled to representation in the Jurisdictional Convention according to its membership as follows: one Jurisdictional Convention Delegate for twenty benefit members; one Jurisdictional Convention Delegate for each additional 100 benefit members up to 500 additional members; one Jurisdictional Convention Delegate for each additional 200 benefit members between 520 members and 920 additional benefit members; and thereafter, one Jurisdictional Convention Delegate for each additional 300 benefit members.

The number of such Jurisdictional Convention Delegates to which any Chapter shall be entitled shall be determined by the records of the Secretary of Woodmen as of November 30 immediately preceding the election thereof. Alternate Jurisdictional Convention Delegates to Jurisdictional Conventions shall have the same rights and privileges as their principals, in the absence of the latter.

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The charters of eligible Chapters failing to elect Jurisdictional Convention Delegates and alternates shall stand suspended. Failure to so elect Jurisdictional Convention Delegates and alternates to two consecutive Jurisdictional Conventions may result in a forfeiture of Chapter charters, and the President of Woodmen may consolidate said Chapter as provided in this Article 6.

Sec. 7. Consolidation and Merger.

(a) The President of Woodmen, in his/her discretion, may consolidate or merge two or more family, adult or youth chapters whenever he/she deems it to be in the best interest of Woodmen, or he/she may, under like circumstances, transfer all the members thereof to any other such subordinate body, provided satisfactory provision is made for the payment of all liabilities of all such bodies dissolved and consolidated or merged or whose members are transferred to another such body. The President of Woodmen shall also have authority, in his discretion, to transfer only part of the members of any such body to another appropriate subordinate body without regard to the liabilities of the body from which they are transferred.

(b) The records, paraphernalia, badges and all other property, real, personal and mixed, belonging to any family, adult or youth chapter dissolved, consolidated or merged, shall become the property of the subordinate body with which it is consolidated or merged except any specific property the President requests to be forwarded to Woodmen. The officers of the Chapter which has been dissolved, consolidated or merged shall execute all deeds, bills of sale and other documents that may be necessary or required to affect any such transfer of property.

Sec. 8. Suspension, Revocation and Reinstatement of Charters.

(a) Upon the suspension or revocation of the charter of any family, adult or youth chapter, the officers thereof shall deliver to the President of Woodmen, or his/her duly authorized representative, the charter thereof, seal, rituals, records, funds and all property of whatever kind or nature, title to which shall immediately vest in Woodmen. All members of such family, adult or youth chapter shall be immediately transferred by the Secretary of Woodmen to some other appropriate family, adult or youth chapter when the charter thereof has been revoked.

(b) Upon the reinstatement of any suspended charter, all property not disposed of and the proceeds of all property disposed of, together with the charter and records taken at the time of such suspension, shall be restored.

(c) Member Dues belonging to family, adult and youth chapters whose charters have been suspended shall be held by Woodmen until their charters are restored. If said charters are not restored, but are finally revoked, the dues shall be paid to those family, adult or youth chapters to which the members are transferred in proportion to the number of such members being transferred.

ARTICLE 7

Benefit Certificates of Membership

Sec. 1. Benefit Certificate, Form and How Obtained.

(a) Benefit Certificate. A benefit certificate (which term includes a settlement option contract) creates contractual and membership relationships between Woodmen and others, as follows:

(1) membership in Woodmen vests in the person identified as a member in a benefit certificate or as the payee in a settlement option contract or a member of a group subscribing to a benefit certificate; and

(2) contractual rights and privileges as set out in the benefit certificate and which vest in the owner of the benefit certificate if different from the member.

(b) Contracts and Waivers.

(1) The Contract. The contract between Woodmen and the owner consists of: the certificate, including any riders, endorsements and amendments; the application and any applications for modification of the certificate which are based upon evidence of insurability; and the Articles of Incorporation and this Constitution and Laws, including all amendments to each, except that, where required by law, a contract on a variable basis shall be subject to the Articles of Incorporation and this Constitution and Laws in force on the date of its issue.

(2) Waiver. No officer, employee or member of Woodmen, the National Convention or any of its subordinate bodies, or any other person whatsoever, shall have the power, right or authority to waive any of the conditions upon which benefit certificates are issued, or to change or waive any of the provisions of this Constitution and Laws, nor shall any custom or course of dealing on the part of any person or entity whatsoever, with or without the knowledge of any officer of Woodmen, have the effect of so changing, modifying, waiving or forgoing such laws or requirements. Each and every benefit certificate is issued only upon the conditions stated in, and subject to, this Constitution and Laws then in force or thereafter enacted. The knowledge or act of any employee or field representative of Woodmen shall not constitute a waiver of the provisions hereof by Woodmen or an estoppel of Woodmen.

(c) Issued in Name of Woodmen. All such certificates shall be issued in the name of Woodmen and shall bear facsimile signatures of the President and Secretary.

(d) Assignment and Alienation of Benefit Certificate. Nothing contained in this Constitution and Laws shall be construed to limit the right to assignment or alienation by a member of his or her benefit certificate, which shall not, of itself, terminate such membership.

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(e) Ownership/Control of Youth Certificates. For certificates which so provide, ownership of a certificate issued in the name of a youth member shall be under the sole control of the applicant until the member reaches age sixteen; under the joint control of the applicant and the member between the member’s age sixteen and the age of majority; and under the sole control of the member after the member’s reaching the age of majority. The applicant may, by a writing approved by Woodmen, transfer the applicant’s rights to any person having an insurable interest in the life of the youth member or to any person as allowed by applicable law. In the event of the death of the applicant before the youth member reaches the age of majority, Woodmen shall recognize that person who has the duty to support the youth member, and who in fact does support the youth member, as the person who is entitled to exercise the rights of ownership and control which the applicant could have exercised.

As soon as shall be administratively practical after August 1, 2002, Woodmen shall provide certificates which allow the adult applicant, when applying for a certificate in the name of a youth member, an option to have ownership either in the applicant or in the youth member.

(1) Ownership/Control by a Youth Member. If the youth member is the owner of the certificate, the applicant shall retain control over the certificate until the youth member reaches the age of majority. The applicant controller can exercise all rights in the certificate, except for the right of assignment, on behalf of the youth member until the youth member reaches the age of majority. The applicant controller may, by a writing approved by Woodmen, transfer control to any person having an insurable interest in the life of the youth member or to any person as allowed by applicable law. In the event of the death of the applicant controller before the youth member reaches the age of majority, Woodmen shall recognize that person who has the duty to support the youth member, and/or who in fact does support the youth member, as the person who is entitled to exercise the rights which the applicant controller could have exercised.

(2) Ownership/Control by an Adult Applicant. If the applicant is the owner of the certificate issued in the name of a youth member, the applicant shall have the right to exercise all rights in the certificate.

Sec. 2. Applications for Membership.

(a) Every application for benefit membership in Woodmen shall be signed by the applicant. Only duly authorized members of Woodmen’s Field Force shall have authority to solicit such applications. Each application shall be dated as of the date it is signed by the applicant. Youth members shall be admitted to Woodmen only upon the application of some adult person, under such rules, regulations and requirements as shall be prescribed by the President or the Board of Directors. “Person” shall be defined to include the trustee of a trust under which the youth member is a beneficiary, unless a trustee is not allowed under applicable law.

All provisions of this Constitution and Laws shall apply to youth certificates when the context does not indicate that they apply only to adult certificates.

(b) All applications for benefit membership must be for a benefit certificate underwritten by Woodmen.

(c) The Secretary of Woodmen shall assign each new member to the appropriate Chapter or youth chapter nearest the member’s home. A member shall have the right to make a written request to be assigned or transferred to another Chapter under procedures established by Woodmen. Separate rules shall be established for the transfer of youth members.

(d) Benefit certificates in the form approved by the applicable regulatory entity and the President shall be issued only upon application for membership as provided in this Section.

Sec. 3. Designation of Beneficiaries and Changes Thereof.

(a) Designation. The beneficiary or beneficiaries, and alternate or alternates, if any, shall be designated in every benefit certificate.

(b) Change of Beneficiary. Should any person having such right desire to change the beneficiary or beneficiaries named in a certificate, he or she may do so by making a written request to the Secretary of Woodmen giving the name or names of the new beneficiary or beneficiaries. The Secretary shall record the change of beneficiary and acknowledge that it has been received.

Woodmen shall not be required to ascertain whether or not a certificate is in full force and effect before complying with any such request, and acknowledgment of any change shall not be construed as validating any such certificate.

Sec. 4. Certificate Payments.

All Members Required To Make Payments. All certificate payments due shall be made to the Home Office of Woodmen, on or before the first day of the monthly, quarterly, semiannual or annual period it is intended to cover. If the reserves of Woodmen as to all or any class of certificates should become impaired, the Board of Directors may require each certificate owner of Woodmen to make additional payments equal to the amount of the owner’s equitable proportion of such deficiency as determined by the Board, and if the said additional payment shall not be made, it shall stand as an indebtedness against the certificate and draw interest not to exceed five percent per year, compounded yearly, or alternatively the owner may consent to a reduction of the corresponding insurance benefit proportionate to the value of the additional contributions, provided there shall be no personal liability upon any member or upon any applicant for youth certificate for any such additional payments. The provisions of this paragraph shall not apply to contracts issued on a variable basis.

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Sec. 5. Payment to Beneficiaries and Surviving Beneficiaries.

(a) In the event that two or more beneficiaries are designated as herein provided and one or more thereof predeceases the member, or perishes in the same disaster, or otherwise, so that it is not evident as to which died first, or if one or more of said beneficiaries are nonexistent or are unauthorized by the applicable law or under this Constitution and Laws to receive the benefits under any such certificate, and no new designation of beneficiary has been made by any person entitled to do so, that part of such benefits made payable to any such person shall be paid equally to the surviving beneficiary or beneficiaries.

(b) Should a beneficiary predecease the member, or die simultaneously with the member, so that it cannot be determined who died first, or if the member, having provided that the rights of the beneficiary shall be conditioned upon survivorship of the beneficiary for a specified period of time, and the beneficiary has failed to survive for the specified period of time, then the proceeds of the certificate shall be paid as though the beneficiary had predeceased the member.

Sec. 6. Payment of Benefits When All Primary and Alternate Beneficiaries Are Deceased.

(a) In the event that the member shall be survived by no properly designated beneficiary to whom benefits can be paid, the benefits due shall be paid to the surviving spouse. If there is no surviving spouse, then said benefits shall be paid in equal shares, to the surviving children and legally adopted children of the member; if none, then said benefits shall be paid in equal shares to the surviving parents of the member. If the owner of the certificate is different than the member and there is no provision for successor ownership or for reversion to the member at the owner’s death, and if the member dies without a designated or valid beneficiary, or if benefits are payable at the owner’s death and the owner dies without a designated or valid beneficiary, the benefits provided by the certificate shall be paid to the estate of the owner of the certificate.

(b) In the event there are no persons surviving the member within any of the above classes, designated or undesignated, then, and in that event, all of said benefits due under any such certificate shall be paid to the estate of the member.

Sec. 7. Conflicts Between Certificate Provisions and Constitution and Laws. All provisions in benefit certificates shall prevail in the construction of the contractual rights thereunder when there is a real or apparent conflict between said provisions and this Constitution and Laws.

Sec. 8. Applicable Conditions to Certificates Regarding Costs of Litigation. The following shall apply to every benefit certificate: In the event Woodmen becomes or is made a party to any court proceeding to determine to whom any payment shall be made because of conflicting claims, or otherwise, to the proceeds of a benefit certificate, then all court costs and other necessary costs, including a reasonable fee to the attorney representing Woodmen, shall be paid out of the amount due under any such certificate.

Sec. 9. No Person To Have Any Rights Except as Herein Provided. No member, or any other person claiming benefits or rights under any benefit certificate of membership issued by Woodmen, shall have any rights in, or claim to, any funds of Woodmen, except as provided in any such benefit certificate and/or this Constitution and Laws.

Sec. 10. Miscellaneous Values Payable at Death. At the death of an insured member, the benefits to be paid to the person or persons designated by the member, or to any person identified pursuant to Section 6 of this Article 7, or to any collateral assignee, shall include the contractual benefits provided by the certificate, plus any funds held by Woodmen in an advance premium deposit fund, and any other funds which Woodmen shall determine to be payable in respect to or incidental to the certificate at the member’s death.

Sec. 11. Total and Permanent Disability at Age Seventy.

(a) When any member of Woodmen in good standing, who holds a combined benefit certificate, shall have reached the age of seventy years, and shall have become presumably permanently totally physically disabled by reason of old age, and who has made provision for same by contributing at the rate therefor, as set forth in Section 12 of this Article, on application therefor and satisfactory proof thereof being furnished, on blanks provided therefor, to the Secretary of Woodmen at its Home Office, there shall be paid to said member from the beneficiary fund, less any indebtedness standing against the certificate, an amount equal to ten percent of that which would be due under the provisions of this certificate if he/she were deceased and at the end of each year thereafter, if he/she shall be presumably permanently totally physically disabled by reason of old age, upon making application therefor (on blanks provided for that purpose) during his/her lifetime a like amount shall be paid to him/her, less any indebtedness standing against his/her certificate, for nine consecutive years. In the event he/she dies before he/she shall have received the ten payments above provided, the amount remaining unpaid on his certificate, less any indebtedness standing against the certificate, shall be paid to his/her beneficiary, provided no sum shall be paid to said member unless he/she executes a release to Woodmen for the portion thereof so paid.

When any such member shall have become presumably permanently totally physically disabled by reason of old age, Woodmen may make a cash settlement with such member in lieu of the payment of the annual installments above mentioned.

(b) The payment of any installment or installments on a certificate by Woodmen to the owner of said certificate does not bind Woodmen for further payments unless the member has continued to be presumably totally disabled and has continued the payments of the rates prescribed in Section 12 of this Article 7.

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Sec. 12. Plan of Apportionment and Readjustment of Woodmen.

(a) Woodmen’s plan of apportionment and readjustment identified by the signatures of W. A. Fraser, Sovereign Commander, John T. Yates, Sovereign Clerk, and attested by the Seal of Woodmen and marked “Filed July 23, 1919, John T. Yates, Sovereign Clerk” and now on file in the office of the Secretary of Woodmen, the tables of rates as adopted by the Sovereign Camp at Atlanta, Georgia, at its 1917 session and at Chicago, Illinois at its 1919 session, and the provisions of Section 60 of Woodmen’s Constitution, Laws and By-Laws, as enacted at Chicago, Illinois, July, 1919, subsequently amended and reenacted at the Sovereign Camp held at San Francisco, California, June-July, 1941, and which has appeared in each edition of Woodmen’s Constitution, Laws and By-Laws, to and including that of the 27th Session of the Sovereign Camp held at San Antonio, Texas, in June 1949, said Section 60 having been renumbered from session to session until it became Section 108 at the 26th Session of the Sovereign Camp held in October 1947, are all made a part of these Laws, by reference, as fully as though the said plan of apportionment and readjustment, the said tables of rates and the said original Section 60 of the Constitution, Laws and By-Laws, as amended, were expressly rewritten, incorporated and included herein.

(b) Members to whom Universal Whole Life Certificates were issued on and after December 31, 1919 shall pay the rates per $1,000 of benefits at age of entry as set forth in the tables of rates as adopted by the Sovereign Camp at Chicago, Illinois, July, 1919, and on file in the office of the Secretary, and as last published in the Constitution, Laws and By-Laws of Woodmen, as amended and reenacted in June-July 1941 at San Francisco, California.

Sec. 13. Modifying the Terms of a Life Insurance Certificate After Issue. Modifying the terms of a life insurance certificate after issue by adding or removing a rider or endorsement, increasing or decreasing the death benefit, changing the death benefit option, reinstating the certificate after lapse or changing the rating class is permitted by Woodmen, except as limited by the certificate provisions and subject to Woodmen’s underwriting requirements and administrative practices.

ARTICLE 8

Dispute Resolution Procedures

Sec. 1. Resolution of Chapter and Jurisdiction Disputes.

(a) Purpose. The purpose of this Section 1 is to identify the means by which members, Chapters, Jurisdictions or Woodmen may present and resolve grievances involving Chapter or Jurisdiction matters or charges against other members, Chapters, Jurisdictions or Woodmen consistent with the fraternal nature of Woodmen and the role of the fraternal lodge system, as defined by law, in fulfilling the purposes and objectives of Woodmen.

(b) Scope. This Section 1 shall apply whenever a member, Chapter, Jurisdiction or Woodmen has a grievance involving Chapter or Jurisdiction matters or wishes to initiate charges against any other member, Chapter, Jurisdiction or Woodmen believed to have violated this Constitution and Laws or the Chapter or Jurisdictional By-Laws, or to have engaged in conduct detrimental to the best interests of the member, Chapter, Jurisdiction or Woodmen. This Section 1 shall not apply, and Section 2 shall apply, whenever the matter in dispute involves a member’s, benefit certificate owner’s, beneficiary’s or payor’s claim for damages, or claim for redress for a violation of his or her individual rights or for a denial of individual privileges or benefits which he/she claims as a member, benefit certificate owner, beneficiary or payor or in cases where Woodmen invokes the procedure against a member, benefit certificate owner, beneficiary or payor regarding individual rights, individual privileges or benefits. This Section shall not apply to any dispute regarding a security owned by a public customer.

(c) Procedures.

(1) Chapter Grievances and Charges Against Members. Chapter grievances, and charges against members initiated by other members under this Section 1, shall be filed in writing with the Chapter Secretary, with a copy to the Executive Vice President/Fraternal of Woodmen. The Chapter Secretary shall review the grievance and/or charge and render a determination within thirty days of receipt of the grievance and/or charge. The Chapter Secretary’s determination of the grievance and/or charge may be appealed in writing to the Executive Vice President/Fraternal of Woodmen within thirty days of the Chapter Secretary’s determination. The Executive Vice President/Fraternal’s decision shall be final unless the member or Chapter files a written appeal of the decision within thirty days to the Judiciary Committee as provided for in Article 9 of this Constitution and Laws. The decision of the Executive Vice President/Fraternal will be effective unless and until the decision is modified by the Judiciary Committee.

(2) Chapter and Jurisdiction Grievances or Charges Against Woodmen.

Chapter and Jurisdiction grievances and charges against Woodmen under this Section 1 shall be filed in writing with the Executive Vice President/Fraternal of Woodmen with a copy to the President. The Executive Vice President/Fraternal shall review the grievance and/or charge and render a determination within thirty days of receipt of the grievance or charge. The Executive Vice President/Fraternal’s determination of the grievance and/or charge may be appealed in writing to the President of Woodmen within thirty days of the Executive Vice President/Fraternal’s determination. The President’s decision will be final unless the Chapter files a written appeal of the decision within thirty days to the Judiciary Committee as provided for in Article 9 of this Constitution and Laws. The decision of the President will be effective unless and until the decision is modified by the Judiciary Committee.

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Sec. 2. Resolution of Individual Disputes.

(a) Purpose. The purpose of this Section 2 is to provide opportunities for members, benefit certificate owners, beneficiaries, payors and Woodmen or any subordinate bodies or affiliates of Woodmen, including its former and current members of the Board of Directors, officers, employees, representatives, associates and agents of same, to be promptly heard and to seek fair resolution of any and all disputes arising from or related to the rights, privileges, benefits, entitlements or status that a member, benefit certificate owner, beneficiary or payor may claim or enjoy from a benefit certificate or membership in Woodmen, including any disputes arising from or related to a member’s involvement in the activities of any subordinate body or affiliate of Woodmen. Said process is consistent with the fraternal nature of Woodmen without the delay and expense of formal legal proceedings. This Section 2 is intended to apply to Woodmen or any subordinate body or affiliate of Woodmen, including its former and current members of the Board of Directors, officers, employees, representatives, associates and agents of same, to all current and future members, benefit certificate owners, beneficiaries and payors and to all current and future benefit certificates.

(b) Scope. This Section 2 shall apply whenever a member, benefit certificate owner, beneficiary or payor of Woodmen makes any claim for damages, or claims any form of redress for any alleged interference with, or violation of, any right, privilege, benefit or interest as set forth in subsection (a) above which he or she claims or enjoys as a member, benefit certificate owner, beneficiary or payor including, but not limited to, disputes involving alleged fraud, tortuous conduct, negligence, misrepresentation, breach of contract, discrimination, denial of civil rights, conspiracy, defamation or infliction of distress caused by Woodmen or any subordinate body or affiliate of Woodmen or any former or current member of the Board of Directors, officers, employees, representatives, associates or agents of same and disputes regarding the denial of benefit claims under any certificate to the extent procedures of this Section 2 are not prohibited by applicable law. No lawsuit may be filed against Woodmen or any former or current member of the Board of Directors, officers, employees, representatives, associates or agents of Woodmen or any subordinate body or affiliate of Woodmen regarding any dispute covered by this Section 2 until the procedures described herein have been exhausted; a lawsuit may then be filed only if the applicable law does not recognize the procedures herein to be final and binding with respect to the matter in dispute. The scope of this paragraph is intended to include any and all claims of any nature that Woodmen or any subordinate body or affiliate of Woodmen might wish to invoke against a member, benefit certificate owner, beneficiary or payor regarding individual rights, privileges or benefits claimed by a member, benefit certificate owner, beneficiary or payor. Nothing contained herein shall be deemed to supersede the provisions of Article 7, Section 8 of this Constitution and Laws.

This Section 2 shall specifically apply (i) in the event Woodmen or any former or current member of the Board of Directors, officers, employees, representatives, associates or agents of same or any subordinate body or affiliate of Woodmen becomes or is made a party to any court or other legal proceeding to determine to whom any benefit of a benefit certificate shall be made payable because of conflicting claims, or (ii) to the payment of any benefit of a benefit certificate whereby Woodmen acknowledges that money or a benefit is payable but because two or more parties have submitted conflicting claims for the money or benefit payment, Woodmen is unable to determine to whom such benefit shall be paid. This Section 2 shall apply even in circumstances where Woodmen has not been made a party to any such dispute, conflicting claim, court or other legal proceeding.

This Section shall not apply to any dispute regarding a security owned by a public customer. Such disputes are governed by Article 8, Section 3, as stated herein.

(c) Initiating the Procedure. A member, benefit certificate owner, beneficiary, payor or Woodmen seeking to initiate the dispute resolution procedure of this Section 2 shall contact the designated Dispute Resolution Official of Woodmen, who shall assist the member, benefit certificate owner, beneficiary, payor or Woodmen in requesting and arranging for the following dispute resolution steps:

Step 1. Informal negotiation arranged by the Dispute Resolution Official, involving the member, benefit certificate owner, beneficiary or payor and officials of Woodmen as appropriate to the dispute.

Step 2. If step 1 does not result in a mutually satisfactory resolution, mediation administered by and in accordance with the applicable mediation rules of the American Arbitration Association (or another neutral organization or party mutually agreed upon). If either party to the dispute elects not to participate in mediation, then the parties will proceed to step 3.

Step 3. If step 2 does not result in a mutually satisfactory resolution, arbitration administered by and in accordance with the applicable arbitration rules of the American Arbitration Association (or another neutral organization or party mutually agreed upon). The arbitrator may award any and all damages, or other relief allowed for the claim in dispute by applicable federal or state law, but at no time may an arbitrator award punitive damages. The arbitrator shall not award attorneys’ fees unless otherwise required by applicable law. Unless (and to the extent) prohibited by the applicable law with respect to the issue in dispute, the decision of the arbitrator shall be final and binding, subject only to the right to appeal such decision as provided in the arbitration rules and applicable law.

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The member, benefit certificate owner, beneficiary or payor shall have the right to consult with legal counsel of his or her choosing at any time and, throughout steps 2 and 3, shall have the right to be directly represented by legal counsel, shall have reasonable access to and discovery of relevant information, and shall have reasonable notice of the dates and times of the mediation and arbitration meetings. Any costs for representation by legal counsel shall be borne by the member, benefit certificate owner, beneficiary or payor. Every reasonable effort shall be made to complete step 1 within thirty days of the date the notice of dispute is received from the member, benefit certificate owner, beneficiary or payor; step 2 within an additional forty-five days; and step 3 within an additional ninety days. These timelines are intended as a guideline only, and failure to complete any step within the aforementioned time periods will not invalidate the process or the continuation of the process. It is in everyone’s best interest to raise and resolve disputes promptly; Woodmen shall not be obligated to process a dispute brought after the applicable statute of limitations period has expired. All mediation and arbitration meetings/hearings shall be conducted at a location convenient to the parties in the member’s, benefit certificate owner’s, beneficiary’s or payor’s state of residence, unless the parties mutually agree on another location.

(d) Rules and Procedures. Woodmen has established rules and procedures for handling all matters submitted under each step in the Dispute Resolution Procedure. Those rules and procedures are incorporated by this reference and may be modified from time to time by Woodmen.

(e) Restriction on Joinder of Disputes. The procedures of this Section 2 are designed to afford individual members, benefit certificate owners, beneficiaries, payors and Woodmen or any former or current member of the Board of Directors, officers, employees, representatives, associates or agents of same, or any subordinate body or affiliate of Woodmen, a prompt, fair and efficient means of resolving their individual disputes. Accordingly, no disputes may be brought forward in a representative capacity or on behalf of any “class” of persons, and the disputes of multiple members, benefit certificate owners, beneficiaries or payors (other than immediate family) may not be joined together for purposes of these procedures without the express written consent of (i) all members, benefit certificate owners, beneficiaries and payors affected thereby, and (ii) the President of Woodmen.

(f) Costs. The costs incurred by the member/benefit certificate owner/beneficiary/payor and Woodmen in proceedings under this Section 2 are limited to the fees of mediators or arbitrators and filing fees, which shall be paid out of a Dispute Resolution Fund established by Woodmen. Each party shall pay its own attorneys’ fees.

(g) Effect of Applicable Law. In cases where a claim or dispute is subject to law which prohibits agreements to submit future disputes to binding arbitration and where such law is applicable and not preempted by any contrary law, then unless both the individual (member, benefit certificate owner, beneficiary or payor) and Woodmen have voluntarily agreed to binding arbitration after the claim or dispute has arisen, step 3 of the procedure set forth above shall be nonbinding, and the member, benefit certificate owner, beneficiary or payor will be so advised. In all other cases, step 3 of the procedure set forth above shall be binding.

Sec. 3. Resolution of Disputes of Security Holders. Any dispute regarding a security owned by a public and/or institutional customer shall be governed by the terms and conditions of Woodmen Financial Services, Inc.’s Customer Agreement and Pre-Dispute Arbitration Agreement.

ARTICLE 9

Judiciary Committee and Appeals Thereto

Jurisdiction and Powers. The Judiciary Committee shall have appellate de novo jurisdiction, based on the written record only, in all cases where the alleged offender is found guilty of violating any provision of this Constitution and Laws, provided an appeal is taken as provided in Article 8, Section 1, within thirty days after written notice is received by the person found guilty, setting forth the grounds, together with the record, or that part thereof, upon which the appeal is based and the same is filed with the Secretary of Woodmen. The Secretary of Woodmen shall forward the appeal, together with the record of said proceedings, to the Secretary of the Judiciary Committee. The committee shall meet prior to each regular session of the National Convention when any such appeal is pending, at which time it shall consider all such appeals and render a written decision thereon, which shall be reported by the Chairman to the National Convention, which may affirm or reverse the decision in whole or in part. The Judiciary Committee may allow arguments by the appellant and respondent, or any attorney on their behalf, during the consideration of any appeal.

ARTICLE 10

Amendments and Other Matters

Sec. 1. Modes of Amending. This Constitution and Laws may be altered or amended at any meeting of the National Convention by two-thirds vote of the National Convention Representatives constituting the same or any meeting of the Board of Directors by a two-thirds vote of the members thereof.

Sec. 2. Amendment Proposals.

(a) Duties of General Counsel. Woodmen’s General Counsel or his/her designee(s) shall consider all proposals for amending the Constitution and Laws as may be submitted to him from any of the Jurisdictional Conventions and/or the National Convention Officers sixty days prior to the National Convention. The General Counsel or his designee(s) shall present his recommendations, if any, to the Board of Directors or the Legislation Committee in writing.

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(b) Duties of Legislation Committee. The President of Woodmen shall establish a time and place for the Legislation Committee to meet prior to each regular session of the National Convention. The Committee shall consider all proposals for amending this Constitution and Laws as may be submitted to it from the General Counsel pursuant to Article 10, Section 2(a). The Committee shall prepare its report to the National Convention in writing, together with its recommendations, if any, for amending this Constitution and Laws.

(c) Two-Thirds Vote Required To Adopt. The recommendations of the Legislation Committee , if any, shall be submitted to the next regular session of the National Convention which may adopt same only by a two-thirds vote of all National Convention Representatives, or otherwise the same shall be rejected.

Sec. 3. Power To Correct Typographical Errors. The National Convention directs the Executive Officers of Woodmen to correct typographical errors that might appear in the foregoing Constitution and Laws and to renumber the Articles, Sections, subsections and/or subparagraphs in codifying the same so as to place them in proper order but without changing the context, intent and purpose thereof.

Should any Article, Section, or part of this Constitution and Laws be held invalid for any reason whatsoever by any court of competent jurisdiction, such holding shall not affect the remainder or any part thereof.

Sec. 4. Masculine Includes Feminine and Plural the Singular. Whenever in this Constitution and Laws and attachments thereto the masculine pronoun is used, it shall be deemed to include the feminine. Whenever any word or words denoting the singular number is used, it shall be deemed to include the plural, and vice versa; provided, however, the context thereof does not clearly prohibit such interpretation.

Sec. 5. Effective Date of This Constitution and Laws. This Constitution and Laws and attachments thereto, as amended and adopted at the July 24, 2013 regular session of the National Convention, shall be in full force and effect on and after July 24, 2013 and shall apply to all benefit certificates of membership issued or assumed by Woodmen.

Sec. 6. Parliamentary Authority. For all matters of procedure before the National Convention, the Board of Directors and subordinate bodies, the most currently available edition of Robert’s Rules of Order shall be the parliamentary authority unless specifically covered in this Constitution and Laws or by specific rules of procedure adopted by the Board of Directors.

PLEASE NOTE: (Chapter By-Laws, Jurisdictional By-Laws, Duties of Executive Officers, Rules of Order for Use by Subordinate Bodies and the rules and procedures governing the Dispute Resolution Procedure have not been included in this version. They are available upon request by calling (800) 328-2968; E-mailing our website www.woodmen.org or submitting the request in writing to the Home Office at 1700 Farnam, Omaha, Nebraska 68102.)

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CHAPTER BY-LAWS

The following By-Laws are prescribed for the Governance of Woodmen Chapters. The term “Chapters” shall include those subordinate bodies described in Article 8 of Woodmen’s Articles of Incorporation. The blank spaces should be filled, not inconsistent with the Constitution and Laws of Woodmen, and may be adopted by Chapters subject to the approval of the Executive Vice President/Fraternal of Woodmen. Any language in parentheses ( ) is optional and may or may not be incorporated into the By-Laws of a Chapter.

ARTICLE 1

Name and Purpose

Sec. 1. Name. The name of this Chapter and/or community center shall be                                         Chapter No.                     (if Chapter), located in                                         , State of                                 .

Sec. 2. Members. This Chapter shall be composed of its adult and youth members (adult members only if the Chapter maintains a separate youth chapter).

Sec. 3. Purposes. This Chapter is a subordinate body of Woodmen of the World Life Insurance Society (“Woodmen”), a fraternal beneficiary society that exists for the exclusive benefit of its members and operates under a lodge system based on local chapters. The Chapter serves four essential purposes:

(a) The Chapter and its members form a part of the system that is the foundation through which Woodmen’s representative form of government is structured and operates;

(b) The Chapter represents Woodmen in the community by fostering and communicating Woodmen’s:

•     Common Bond: As members of Woodmen, we share a commitment to family, community and country. Through a commitment to family, we become more dedicated family members. Through volunteerism, we strive to be better friends and neighbors. Through our patriotic allegiance, we pledge to be better and more dedicated citizens.

•     Mission: Woodmen exists to benefit our members through every stage of life.

•     Values: At Woodmen, we value:

•     RELATIONSHIPS: We act with honesty and integrity. We care about each other. We treat each other with respect.

•     STEWARDSHIP: We keep our promises. We make decisions based on members’ needs. We grow responsibly.

•     COMMUNITY: We honor flag and country. We strengthen families and communities. We celebrate our differences.

•     ACCOUNTABILITY: As individuals, we own our actions and results. As an organization, we do what’s right for our members and have fun doing so. Together we make a difference;

(c) The Chapter develops and implements plans and initiatives (with specific action items and timelines) to engage in and support community outreach and fraternal activity consistent with Woodmen’s Common Bond, Mission and Values; and

(d) The Chapter partners with Woodmen’s Field Force, community organizations and community leaders to support community outreach and fraternal activity, increase membership and promote Woodmen’s insurance and financial services products.

ARTICLE 2

Officers, Election and Installation

Sec. 1. Officers and Their Duties. The Chapter shall have the following mandatory officers: President, Past President, Vice President, Secretary, Treasurer and an Auditor. The Chapter may also have the following officers: Vice President, Community Outreach; Vice President, Youth Outreach; Vice President, Membership; Vice President, Publicity; Escort; Sergeant at Arms (Watchman); Greeter (Sentry); and Musician. Officers shall be elected and serve for one year and until their successors are elected and qualified, except the Secretary, who shall be appointed by the President of Woodmen and shall serve until removed by the President of Woodmen, with or without cause. The Past President shall attain his/her office by virtue of having previously served as President, and the Auditor shall be elected and serve for the term provided in subsection (f) of this Section.

Chapter officers, and their successors in office, shall safeguard the legal title to all property, real, personal and mixed belonging to the Chapter. They shall have charge of the securities and all other evidence of property belonging to the Chapter (and youth chapter).

(a) President. The President shall preside at all meetings of the Chapter; facilitate developing and implementing a plan for the Chapter to carry out the purposes noted in Article 1, Section 3; approve all expenses of the Chapter (and youth chapter and/or youth members attached to the Chapter); sign all checks or warrants before payment is made; keep and preserve all property belonging to Woodmen and entrusted to his/her care; instruct all Chapter officers in their duties (including the assigning of duties) and see that the duties are timely performed; and fill vacancies in an office by appointment until an election is held.

(b) Past President. The Past President shall install all incoming officers and shall support such officers in their work toward advancing the common bond and mission of Woodmen. In the event the President and Vice President are unable to assume the responsibilities of the office of President, the Past President shall assume those duties.

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(c) Vice President(s). The Vice President(s) shall assist the President by assuming responsibility for programs, projects, initiatives or other assignments that may be made by the President and, in the absence of the President, shall assume his/her duties. The Vice President(s) shall also be responsible for community outreach initiatives that generate new members, the orientation of new members and maintaining a high level of member participation in Chapter events and activities.

(d) Secretary. The Secretary shall have charge of the records of the Chapter and keep the minutes of its meetings; attend to Chapter correspondence; serve as the contact person with the Home Office through the Fraternal Portal (for all electronic communications); issue all requests for approval of expenses incurred by the family, adult or youth Chapter/youth division of the Chapter; deliver all books and records to the officers of Woodmen and/or their representatives when called upon to do so; provide notification to the Treasurer as to the Member Dues deposited into the proper designated account of the family, adult or youth chapter/youth division of the Chapter by Woodmen; receive all other payments due the Chapter and immediately turn them over to the Treasurer; make a monthly statement to the Chapter of all funds received on its behalf; notify the Secretary of Woodmen immediately of all transfers and expulsions of members; make all reports and deliver all notices required by the Board of Directors and/or the President of Woodmen; keep an accurate record of all Member Dues paid by the members of the Chapter and/or remitted by Woodmen; and promptly notify Woodmen, after each election, of the roster of all newly elected officers.

Should the Chapter have no Secretary, one of its members shall be designated as Chapter Secretary subject to appointment and removal by the President of Woodmen.

(e) Treasurer. The Treasurer shall verify the deposit of Member Dues into the appropriate Chapter account; shall receive all other Chapter funds from the Secretary thereof; shall pay all expenses as approved by the Secretary and attested by the President; shall keep a separate account or record of the different funds received by him/her and deposit them in a secure depository designated by, and to the sole credit of, the Chapter (or youth chapter); shall report to the Chapter annually the activities of the office during the preceding year; and shall perform all other duties required as assigned by the President of the Chapter. NOTE: The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, unless there has been full compliance with the provisions of Article 4, Section 1.

(f) Auditor. The Auditor of the Chapter shall be elected for a term of two years. The Auditor shall investigate all loans and investments, audit all reports, books and accounts of the Chapter (and youth chapter) at the end of every year, and make a report at the first meeting of the Chapter in January of each year. More frequent audits may be conducted at the request of the Chapter’s President or Secretary or upon the request of the Executive Vice President/Fraternal of Woodmen or his designee.

(Optional Officers)

(g) Vice President, Community Outreach. The Vice President, Community Outreach shall coordinate community outreach activities and events as scheduled (on the Chapter calendar) with the members/committees responsible for organizing each such activity or event. The Vice President, Community Outreach should also, along with the efforts of the President and other Chapter officers, develop/maintain positive relationships between the Chapter and various community partners. The Vice President, Community Outreach should participate in the annual calendar planning session to help set the schedule for future community outreach activities and events.

(h) Vice President, Youth Outreach. The Vice President, Youth Outreach shall coordinate youth activities and events as scheduled (on the Chapter calendar) with the members/committees responsible for organizing each such activity or event. The Vice President, Youth Outreach should also develop/maintain positive relationships between the Chapter and various youth organizations. The Vice President, Youth Outreach should participate in the annual calendar planning session to help set the schedule for youth activities and events.

(i) Vice President, Membership. The Vice President, Membership shall coordinate new member outreach activities and events as scheduled (on the Chapter calendar) and encourage members to attend these new member activities and events (including meetings and social functions). The Vice President, Membership is also responsible for introducing new members to others from the Chapter and coordinating with the Field Force to develop referral lists and make introductions of prospective members to Woodmen field representatives.

(j) Vice President, Publicity. The Vice President, Publicity shall coordinate with the Chapter President and other officers, Chapter committees and the Home Office to publicize local Chapter activities and events. This officer should also work closely with the Field Force to bring awareness of Woodmen in the community.

(k) Escort. The Escort shall assure that those attending a business meeting are members in good standing or guests of such members; ensure that guests, new members and prospective members are introduced; and perform all other duties as required or assigned by the President.

(l) Sergeant at Arms (Watchman). The Sergeant at Arms (Watchman) assists the President in keeping order at business meetings, collecting ballots, distributing handouts and performing such other duties as may be required or assigned by the President.

(m) Greeter (Sentry). The Greeter (Sentry) shall courteously welcome members, especially new members, visitors and guests, and perform other duties as required or assigned by the President.

(n) Musician. The Musician shall carry out such duties as shall be required or assigned by the President.

Sec. 2. Election and Installation of Officers.

(a) Chapter officers shall be elected by a majority ballot of all members present during a regular or special meeting in September, October, November or

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December of each year except as provided in Section 1(f) of this Article 2. The officers so elected or appointed shall be installed on or before the first meeting the following January. No person may serve as President, Secretary, Treasurer or Auditor and another office at the same time. If an office holder accepts appointment or election to the office of President, Secretary, Treasurer or Trustee, he/she shall automatically vacate the first office held.

(b) The outgoing President shall be the installing officer or shall appoint another member to perform that duty or the Chapter may do so. All Chapter officers may be jointly or severally installed.

(c) It shall be the duty of the Secretary of every Chapter to verify that only qualified members are elected and installed as officers and as Jurisdictional Convention Delegates.

(d) Whenever any officer-elect of any Chapter shall not be present at the time set forth for installation, unless excused by a two-thirds vote of those present, his/her office shall be declared vacant and an election held to fill the vacancy. Should such officer-elect be excused, as herein provided, he/she shall be installed at the next regular meeting and should he/she fail to do so, his/her office shall be declared vacant and an election held to fill the vacancy. If the Secretary fails to be installed as herein provided, the President shall immediately appeal to the President of Woodmen to have a new Secretary appointed.

(e) If charges are proferred against the President, he/she shall stand suspended and the Vice President shall assume the office until the charges are determined by the Chapter. If charges are filed against any other officer, the President shall appoint another member to perform the duties of the officer charged until the charges are determined. If determined adversely to such officer, the office shall stand vacated and the Chapter shall immediately fill same by election. If charges against the Secretary are adversely determined, the Chapter President shall immediately appeal to the President of Woodmen to remove the Secretary and appoint a substitute.

Sec. 3. Qualifications of Officer. Any Chapter member over the age of sixteen who is in good standing may be qualified as an officer of the Chapter, except that no member who is, becomes during his/her tenure in office, or has been within the year immediately preceding, an officer of, an agent of, employed by, independently contracted with or in any other manner associated with, including becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution,; may serve as an officer of the Chapter or a Jurisdictional Convention Delegate.

If an officer becomes an officer of, an agent of, employed by, independently contracted with, or in any other manner associated with, including becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution during his/her tenure in office, his/her position shall immediately become vacant and the President shall appoint an individual to fill such office until the next election. In the case of the Secretary who is or takes such a position during his/her tenure in office, the Chapter shall immediately appeal to the President of Woodmen to have a new Secretary appointed.

Sec. 4. Consecutive Terms. In order to offer greater opportunity for service by all, and especially to new, members of Woodmen, no elected officer other than the Treasurer of the Chapter shall serve more than two consecutive terms in the same office, unless there are special reasons for making an exception to the rule. Whether to make an exception shall be determined by a two-thirds vote of the members present after one meeting’s written notice shall have been given. The exception must also be submitted to and approved by the Executive Vice President/Fraternal or his/her designee.

Sec. 5. Duty To Assist the Field Force. All Chapter officers and members shall cooperate and aid authorized members of the Field Force and State Managers in securing increased membership and retaining members. Members working counter to this purpose and/or counter to the mission and common bond of Woodmen shall stand suspended from the Chapter and may not participate in any of the business or social affairs of the Chapter, Jurisdiction or National Convention. “Working counter to this purpose” includes, but is not limited to, becoming an officer of, an agent of, employed by, independently contracted with, or in any other manner associated with, including becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution.

Sec. 6. Duties at End of Term of Office. Every Chapter officer shall, at the expiration of his/her term of office, deliver to the successor in office all funds, securities, property, records, vouchers, seal and papers of every kind pertaining to the affairs of their Chapter (and/or youth chapter) or members attached thereto.

Sec. 7. Absence. Absence of the most recent Past President or of any elective officer from three consecutive meetings, unless excused for reasonable cause by a majority vote, will be considered on the fourth or any subsequent meeting as equivalent to the resignation of said officer, and the President may order a new election to fill the vacancy. No affirmative action by the Chapter is required prior to the calling of a new election by the President. Such election may be called and held during the fourth meeting from which the officer in question is absent.

In the event the Secretary is absent from three consecutive meetings, unless excused for reasonable cause by a majority vote, on the fourth or any subsequent meeting, the President of the Chapter may appeal to the President of Woodmen to have the Secretary removed and a replacement named.

Sec. 8. Removal. Removal from office of any Chapter officer shall automatically occur when any officer is found to have violated any insurance statute or regulation, any securities regulation or any federal or state criminal law that would preclude employment with Woodmen or who becomes, or has been within the year immediately preceding, an officer of, or holder of a position of trust with, another fraternal benefit society or life-insuring institution. In the case of a field representative who had held a position

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with another fraternal benefit society or life-insuring institution and is a member of Woodmen’s Field Force, the person may be appointed to a position of Secretary by the President of Woodmen. Removal from office of any Chapter officer, except a Secretary, also may be made after one meeting’s notice, upon the complaint of a member and a vote of two-thirds of the members present, provided that there shall be at least twelve members in attendance and the accused officer shall have been notified in writing by the Chapter Secretary to appear and show cause why he/she should not be removed. The Secretary may be removed only by the President of Woodmen.

Sec. 9. Vacancies. The President of the Chapter shall have the right to appoint an officer to fill a vacancy until such time as the Chapter shall elect a new officer. Should the office of President become vacant, the Vice President shall assume that office and shall appoint an individual to fill the vacated office of Vice President.

Only the President of Woodmen may remove the Secretary and only the President of Woodmen may fill the office of Secretary. Should the office of Secretary become vacant, the Chapter President shall immediately appeal to the President of Woodmen to name a successor.

Sec. 10. Compensation. No compensation shall be paid officers of the Chapter. However, nothing in these By-Laws shall preclude the payment of reasonable expenses incurred in the legitimate conduct of Chapter business.

ARTICLE 3

Membership, Equal Access, Meetings and Quorum Requirements

Sec. 1. Membership. The Chapter shall accept members in accordance with Woodmen’s Constitution and Laws.

Sec. 2. Transfer of Membership. A member may transfer membership to another Chapter by submitting a transfer card to the Home Office. Transfer cards shall be issued in accordance with Woodmen’s Constitution and Laws.

Sec. 3. Equal Access. The Chapter shall implement and enforce Woodmen’s Equal Access Policy, which states:

Woodmen of the World Life Insurance Society is an equal access fraternal benefit society. It is the policy of Woodmen to seek qualified members on a nondiscriminatory basis and to provide all members with equal access to and allow their participation in Woodmen’s lodge system based on Chapters, Chapter events, fraternal benefits and all other fraternal activities on a nondiscriminatory basis.

Sec. 4. Regular Meetings. Chapters shall schedule regular meetings on such dates, times and places as decided by them, as required by law, and in conformity with Woodmen’s Chapter calendar guidelines. Failure to hold meetings as required under this provision for a period of one year may result in the following: suspension of the Chapter charter, consolidation with another Chapter, forfeiture of dues remittance, or transfer of members to another Chapter(s) by the President of Woodmen.

Sec. 5. Special Meetings. Special meetings of Chapters may be called by the Chapter President or, in his/her absence, by the Vice President, at any time, and shall be called when requested in writing to do so by at least three members. The call of any such special meeting must state the object of the meeting and be mailed by the Secretary to each member’s last-known address at least ten days prior to the date of such meeting. No other business than that stated in the notice shall be considered at the special meeting.

Sec. 6. Quorum. Five members at a regular or special Chapter meeting shall constitute a quorum. A fewer number may adjourn to another date.

ARTICLE 4

Chapter Funds, Property, Audits and Bonds

Sec. 1. Chapter Funds and Property. Legal title to all property, real, personal and mixed, as well as securities shall be held in the name of and owned by the Chapter. The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, and the Chapter officers shall not purchase, acquire, sell, loan, lease, mortgage, encumber or otherwise deal with any real or personal property entrusted to their care, unless all of the following conditions are strictly complied with:

(a) A written resolution is adopted by the Chapter containing detailed instructions as to the property, the contents of which shall have been first communicated to every member thereof together with a written notice mailed/transmitted at least ten days in advance informing the member as to the place and time the resolution will be offered for consideration. The resolution shall pass only if it receives the affirmative vote of two-thirds of the members present at the meeting referred to in the notice.

(b) The resolution and a copy of the written notice must be submitted to the President and Secretary of Woodmen for approval of the action described in the resolution. Any and all funds which shall come into the hands of the Chapter officers as a result of any transactions involving Chapter assets shall be paid over immediately by the Chapter officers to the Treasurer of the Chapter or credited to the proper account.

(c) Funds of the Chapter not needed to meet current expenses shall be invested by the Auditor. In dealing with the funds and property of the Chapter, the Chapter officers and Auditor shall observe the standards in dealing with the assets that would be observed by a “prudent person” dealing with the property of another, with a focus upon preservation of capital rather than upon income or gain, and if the Chapter officer has special skills, or is named Chapter officer on the basis or representations of special skills or expertise, he/she is under a duty to use those skills. Woodmen’s Board of Directors can, by resolution, give further guidance as to investments that would be appropriate for the funds of a Chapter.

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(d) In no event shall any Chapter divide or distribute funds, or any part thereof, among its members. However, nothing in these By-Laws shall preclude monetary donations to members facing extreme hardship or illness. Such distributions shall be brought to the membership during a regular or special meeting and be voted on by a majority of members present.

Sec. 2. General Fund. The general fund shall be used for the payment of the necessary expenses of conducting the business of the Chapter and for such other purposes as may be provided by the By-Laws of the Chapter. The general fund of the Chapter shall be used only for the purpose of promoting the welfare of the Chapter and for the perpetuation of the Chapter as an organization, and its property shall never be divided among its members.

Sec. 3. Special Payments. The Chapter, by a two-thirds vote and after written notice has been read at one preceding regular meeting, can require a special payment, in addition to the regular dues, to pay actual expenses. A Chapter may, at any regular or special meeting thereof, levy a special payment in addition to the regular dues and special dues upon its members for the purpose of erecting, purchasing and furnishing a building or room for the benefit and use of such Chapter, or may change the amount of its regular and special dues, provided that written notice setting forth full particulars of such proposed action shall have been mailed to the last-known post office address of each member of such Chapter at least ten days prior to such meeting, and the resolution setting forth the proposal shall receive the affirmative vote of two-thirds of the members present at such meeting, and provided, further, that such resolution shall be submitted to and approved by the President of Woodmen.

Sec. 4. Failure To Pay Dues or Special Payments. A member, including a member whose certificates are fully paid, who fails or refuses to pay Member Dues or special payments provided in this Section shall be suspended from the Chapter, and he/she may not participate in any of the business or social affairs of the Chapter, Jurisdiction, or National Convention.

Sec. 5. Auditing Committee. Each Secretary and Treasurer shall have his/her books posted and his/her report made out noting the balance of each fund on the last day of December, and the Auditor shall examine the books, vouchers and reports, and give a report at the first regular meeting in January.

Sec. 6. Bonds of Officers. Woodmen’s Board of Directors and/or members of a Chapter may require such officers of Chapters to furnish a bond to insure the faithful performance of their duties, the same to be in such forms and sums as they shall determine. Bonds required by the Board of Directors shall be paid for by Woodmen and those required by the Chapter shall be paid for by the Chapter. A blanket bond, instead of individual bonds, may be authorized.

ARTICLE 5

Disputes and Grievances

Sec. 1. Disputes and Grievances. Any disputes or grievances involving a member or a Chapter shall be resolved pursuant to the procedures set forth in Article 8, Section 1 of Woodmen’s Constitution and Laws and such other procedures as may be established by Woodmen’s Board of Directors for handling such disputes or grievances.

ARTICLE 6

Amendments

Sec. 1. Amendments. These By-Laws may be amended from time to time by the National Convention or by the Board of Directors of Woodmen.

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JURISDICTIONAL BY-LAWS

(The following are rules which prescribe the governance of Jurisdictions of Woodmen and should be adopted as provisions of the By-Laws of the Jurisdiction.)

ARTICLE 1

Established Jurisdictions and Purposes

Sec. 1. Established Jurisdictions. The territory in which the Woodmen of the World Life Insurance Society (“Woodmen”) is authorized to do business shall be divided into units known as Jurisdictions, and the same shall be named to reflect the geographic location in which they are organized. The specific Jurisdictions shall be as described in these By-Laws, in the attached List of Jurisdictions, and the same may be amended at any time or from time to time as deemed by the Board of Directors of Woodmen to be in the best interests of Woodmen and/or each Jurisdiction.

Sec. 2. Purposes. Jurisdictions are subordinate bodies of Woodmen. Woodmen is a fraternal beneficiary society that exists for the exclusive benefit of its members and operates under a lodge system based on Chapters. This Jurisdiction serves the following essential purposes:

(1) The Jurisdiction and its members form a part of the system that is the foundation through which Woodmen’s representative form of government is structured and operates;

(2)	The Jurisdiction represents Woodmen in its respective geographic area by fostering and communicating Woodmen’s:

•	Common Bond – As members of Woodmen of The World, we share a commitment to family, community and country. Through a commitment to family, we become more dedicated family members. Through volunteerism, we strive to be better friends and neighbors. Through our patriotic allegiance, we pledge to be better and more dedicated citizens.

•	Mission – Woodmen exists to benefit our members through every stage of life.

•	Values – At Woodmen, we value:

•	RELATIONSHIPS – We act with honesty and integrity. We care about each other. We treat each other with respect.

•	STEWARDSHIP – We keep our promises. We make decisions based on members’ needs. We grow responsibly.

•	COMMUNITY – We honor flag and country. We strengthen families and communities. We celebrate differences.

•	ACCOUNTABILITY – As individuals, we own our actions and results. As an organization, we do what is right for our members and have fun doing so. Together we make a difference.

ARTICLE 2

Membership

Sec. 1. Composition. Each Jurisdictional Convention shall be comprised of its Jurisdictional Convention Representatives, which consists of its Jurisdictional Convention Officers, its National Convention Delegates to the last regular session of the National Convention, members of National Committees residing in the Jurisdiction, and the following, each of whom shall be a Good-Standing Benefit Member of a Chapter located in the Jurisdiction: Past Jurisdictional Convention Presidents, Jurisdictional Convention Delegates from Chapters located therein, Fraternal Service Committee members and the State Manager from each state or division thereof within the Jurisdiction.

Sec. 2. Jurisdictional Convention Representatives Leaving the Jurisdiction. Jurisdictional Convention Representatives relocating outside the Jurisdiction shall be considered to have voluntarily resigned their representation in the Jurisdiction. In the event a Jurisdictional Convention Delegate relocates or is not a Good-Standing Benefit Member of a Chapter located in the Jurisdiction, the Alternate Jurisdictional Convention Delegate elected by the Chapter from which the resigning member was elected shall take over his/her representation. In the case of a Jurisdictional Convention Officer, the President of the Jurisdiction shall appoint a replacement until the vacancy is filled under the election procedure described in Article 3, Section 11(a).

Sec. 3. Duty To Assist the Field Force. All Jurisdictional Convention Representatives shall cooperate and aid authorized members of the Field Force and State Managers in securing increased membership and retaining members. Jurisdictional Convention Representatives working counter to this purpose and/or counter to the mission and vision of Woodmen shall stand suspended from the Jurisdiction and may not participate in any of the business or social affairs of the Jurisdictional Convention or National Convention. “Working counter to this purpose” includes, but is not limited to, becoming an agent of, employed by or independently contracted with, or in any other manner selling or promoting products of, another fraternal benefit society or life-insuring institution unless such sales activity and products are authorized by Woodmen.

ARTICLE 3

Officers, Election and Installation

Sec. 1. Jurisdictional Convention Officers and Their Duties. The Jurisdictional Convention Officers shall be the following: President, Immediate Past President, Vice President, Secretary, Treasurer and a minimum of three and maximum of five Auditors. The Jurisdiction may also have the following optional officers: Vice President, Community Outreach; Vice President, Youth Outreach; Vice President, Membership; Vice President, Publicity; Escort; Sergeant at

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Arms (Watchman); Greeter (Sentry); and Musician. Jurisdictional Convention Officers shall be elected and serve for two years and until their successors are elected and qualified. The Past President shall attain his/her office by virtue of having previously served as President.

(a) Past President. The immediate Past President shall preside at the installation of all incoming Jurisdictional Convention Officers or shall appoint another Jurisdictional Convention Representative to perform that duty and shall support such Jurisdictional Convention Officers in their work toward advancing the mission and vision of Woodmen. In the event the President and Vice President are unable to assume the responsibilities of the office of President, the immediate Past President shall assume those duties until the vacancies are filled under the election procedure described in Article 3, Section 4.

(b) President. The President shall preside at all sessions of the Jurisdictional Convention; be the judge of elections and declare the results thereof; appoint all committees necessary to expedite the business of the Jurisdictional Convention; fill vacancies in offices by appointment until an election is held under the election procedure described in Article 3, Section 4; sign all documents issued by order of the Jurisdictional Convention; cooperate with the President of Woodmen to further the interests of Woodmen within the geographic area of the Jurisdiction; make a report to every session pertaining to the business of the Jurisdiction, together with such recommendations as he/she may deem advisable; and perform such other duties as may be required by Woodmen’s Constitution and Laws or these By-Laws.

(c) Vice President. The Vice President shall assist the President by assuming responsibility for programs, projects, initiatives or other assignments that may be made by the President and, in the absence of the President, shall assume his/her duties.

(d) Secretary. The Secretary shall have charge of the records of the Jurisdiction and keep the minutes of its meetings; attend to Jurisdictional correspondence; receive all funds due the Jurisdiction and pay the same immediately to the Treasurer; and perform such other duties as may be required by the Jurisdiction or by the President of Woodmen. The Secretary shall also, within ten days after the adjournment of every session of the Jurisdiction, forward to the Secretary of Woodmen a copy of the recorded proceedings of the Jurisdiction, duly signed by the Secretary and the President of the Jurisdiction, together with a duplicate certificate of the Jurisdictional Convention Representatives thereof elected to all offices, including National Convention Delegates and their alternates when appropriate, and a copy of all resolutions and recommendations adopted by the Jurisdictional Convention.

(e) Treasurer. The Treasurer shall be the custodian of the funds of the Jurisdiction which shall be deposited into a secure depository designated by, and to the sole credit of, the Jurisdiction; shall pay all expenses as approved by the Secretary and attested by the President; shall keep a correct record and complete account of all receipts and disbursements; and shall make a detailed report to each session of the Jurisdictional Convention regarding his/her transactions and furnish a copy thereof to the President, Secretary and Chairperson of Auditors of the Jurisdiction.

(f) Auditors. The Auditors of the Jurisdiction and their successors in office shall examine all claims upon the Jurisdiction; audit the books of the Secretary and Treasurer at each regular session of the Jurisdictional Convention; and make a full report thereon to the Jurisdictional Convention, copies of which they shall furnish to the President, Secretary and Treasurer of the Jurisdiction. Jurisdictional Conventions may elect one of the Auditors as Chairperson, or, in lieu of such election, the Auditors shall do so themselves.

(Optional Officers)

(g) Vice President, Community Outreach. The Vice President, Community Outreach shall monitor the community outreach activities and events as scheduled by the Chapters within the Jurisdiction and assist in coordinating such activities and events if conducted by the Jurisdiction with the Jurisdictional Convention Representatives/committees responsible for organizing such activities or events. The Vice President, Community Outreach should also encourage the Chapters in the Jurisdiction to develop/maintain positive relationships with community partners and conduct an annual calendar planning session for each Chapter to set the schedule for future community outreach activities and events.

(h) Vice President, Youth Outreach. The Vice President, Youth Outreach shall monitor youth activities and events as scheduled by the Chapters in the Jurisdiction as well as assist in coordinating such activities and events if conducted by the Jurisdiction. The Vice President, Youth Outreach should also encourage the Chapters within the Jurisdiction to develop/maintain positive relationships with various youth organizations and participate in an annual calendar planning session for each Chapter to schedule youth activities and events.

(i) Vice President, Membership. The Vice President, Membership shall monitor new member outreach activities and events as scheduled by Chapters and shall encourage members to attend these new member outreach activities and events. The Vice President, Membership should also encourage Chapters to introduce new members and coordinate with the Field Force to develop referral lists and invite prospective members to Chapter activities and social events.

(j) Vice President, Publicity. The Vice President, Publicity shall coordinate with the Jurisdictional President and other Jurisdictional Convention Officers, Jurisdictional committees and the Home Office to publicize activities and events within the Jurisdiction. This officer should also work closely with Chapters within the Jurisdiction and the Field Force to bring greater awareness of Woodmen within the geographic area of the Jurisdiction.

(k) Escort. The Escort shall assure that those attending a business meeting are Good-Standing Benefit Members or guests of such members and perform all other duties as required or assigned by the President.

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(l) Sergeant at Arms (Watchman). The Sergeant at Arms (Watchman) assists the President in keeping order at business meetings, collecting ballots, distributing handouts and performing such other duties as may be required or assigned by the President.

(m) Greeter (Sentry). The Greeter (Sentry) shall courteously welcome members, especially new members, visitors and guests, and perform other duties as required or assigned by the President.

(n) Musician. The Musician shall carry out such duties as shall be requested or assigned by the President.

Sec. 2. Jurisdictional Fraternal Committee, Election, Term of Office, Report to the Jurisdiction.

(a) The Jurisdictional Fraternal Committee shall be composed of not fewer than three or more than five members and shall be elected by each Jurisdiction in the same manner and for the same term as the officers of the Jurisdiction. The members of the committee shall choose among themselves a chairperson to lead the committee.

(b) The members of the Jurisdictional Fraternal Committee shall be members of the Jurisdictional Convention with all rights and privileges of any other member.

(c) The committee shall have the responsibility of promoting fraternalism within the Jurisdiction and of preparing reports and making recommendations concerning the advancement of Woodmen’s fraternal endeavors. The committee shall coordinate the Jurisdictional Fraternal Program with the National Program through the Office of the Executive Vice President, Fraternal and the committee chairperson shall make a report to each session of the Jurisdiction.

Sec. 3. Election and Installation of Jurisdictional Convention Officers.

(a) A procedure for nominating a Jurisdictional Convention Representative to serve as a Jurisdictional Convention Officer shall be established by the Jurisdiction and may involve nominating such Jurisdictional Convention Representatives through a nominating committee or nominations made from the floor.

(b) Once the report of the nominating committee is accepted and no additional nominations are received or, in the case of nominations from the floor, all nominations are received and the process is closed, Jurisdictional Convention Officers shall be elected by a majority of all Jurisdictional Convention Representatives present at each biennial meeting of the Jurisdiction. The Jurisdictional Convention Officers so elected shall be installed during the same meeting of the Jurisdiction in which they were elected.

(c) The outgoing President shall be the installing officer or shall appoint another Jurisdictional Convention Representative to perform that duty. All Jurisdictional Convention Officers may be jointly or severally installed.

Sec. 4. Qualifications of Jurisdictional Convention Officers.

(a) Any Good-Standing Benefit Member of Woodmen who resides in the Jurisdiction and is a Jurisdictional Convention Representative as described in Article 2, Section 1 of these By-Laws is qualified to serve as a Jurisdictional Convention Officer except that no such Jurisdictional Convention Representative who is, becomes during his/her tenure in office, or has been within the year immediately preceding, an agent of, employed by, independently contracted with, or in any other manner selling or promoting products of another fraternal benefit society or life-insuring institution unless such sales and products are authorized by Woodmen, may serve as a Jurisdictional Convention Officer or a National Convention Representative. If a Jurisdictional Convention Representative becomes disqualified during his/her tenure in office, his/her position shall immediately become vacant and the Jurisdictional Convention President shall appoint an individual to fill such office until an election is held.

(b) No person who has retired as an officer, member of the Board of Directors or employee, including a field representative, of Woodmen, and is drawing retirement or disability benefits from Woodmen, may be elected as the Jurisdictional President or as a National Convention Delegate or alternate thereto.

(c) No person, including an alternate National Convention Delegate, may serve in two Jurisdictional offices at the same time. If a Jurisdictional Convention Officer or National Convention Delegate accepts appointment to an additional office, he/she shall automatically vacate the first office held.

Sec. 5. Officers To Report to the Jurisdictional Convention. All Jurisdictional Convention Officers and National Convention Delegates shall make written report to the Jurisdictional Conventions, reporting their activities on behalf of Woodmen since assuming their offices.

Sec. 6. National Convention Delegates and Alternates. National Convention Delegates and alternates thereto shall be elected at all regular sessions of the Jurisdiction held in the same year as Woodmen’s National Convention in the manner described in Section 3 of this Article 3.

Sec. 7. Bonds of Jurisdictional Convention Officers. Woodmen’s Board of Directors and/or Jurisdictional Convention Representatives may require certain Jurisdictional Convention Officers to furnish a bond to insure the faithful performance of their duties, the same to be in such forms and sums as they shall determine. Bonds required by the Board of Directors shall be paid for by Woodmen, and those required by the Jurisdictional Convention Representatives shall be paid for by the Jurisdiction. A blanket bond, instead of individual bonds, may be authorized.

Sec. 8. Consecutive Terms. In order to offer greater opportunity for service by all, and especially to newer members of Woodmen, no elected Jurisdictional Convention Officer other than the Treasurer shall serve more than two consecutive terms in the same office, unless there are special reasons for making an exception to the rule. Whether to make an exception shall be determined by a two-thirds vote of the members present at either a regular or special meeting of the Jurisdiction.

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Sec. 9. Duties at End of Term of Office. Every Jurisdictional Convention Officer shall, at the expiration of his/her term of office, deliver to the successor in office all funds, securities, property, records, vouchers, seals and papers of every kind pertaining to the affairs of the Jurisdiction.

Sec. 10. Removal. Removal from office of any Jurisdictional Convention Officer shall automatically occur when any Jurisdictional Convention Officer is found to have violated any insurance statute or regulation, any securities regulation or any federal or state criminal law that would preclude employment with Woodmen or who becomes, or has been within the year immediately preceding, an agent of, employed by, independently contracted with, or in any other manner sold or promoted products of another fraternal benefit society or life-insuring institution unless such sales and products are authorized by Woodmen. Removal from office of any Jurisdictional Convention Officer may also occur upon the complaint of any Jurisdictional Convention Representative to the President of the Jurisdiction after ten days’ written notice by the Secretary to each Jurisdictional Convention Representative and a vote of two-thirds of the Jurisdictional Convention Representatives present at any regular meeting of the Jurisdiction or at a special meeting called for that purpose, provided that there shall be at least twelve Jurisdictional Convention Representatives in attendance and the accused Jurisdictional Convention Officer shall have been notified in writing by the Jurisdictional Secretary to appear and show cause why he/she should not be removed. If any Jurisdictional Convention Representative seeks to remove the Jurisdictional President from office, complaint shall be made to the Jurisdictional Vice President, who shall cause the Secretary to send the notices described above.

Sec. 11. Vacancies.

(a) The President of the Jurisdiction shall have the right to appoint a Jurisdictional Convention Officer to fill a vacancy until such time as the Jurisdictional Convention Officers shall elect a new officer. In the event the office of President should become vacant, either through removal, resignation or death, the Vice President shall assume the position of President and shall appoint a Jurisdictional Convention Officer to the office of Vice President until such time as the Jurisdictional Convention Officers shall elect a new Vice President. In the event that both the offices of President and Vice President shall become vacant at the same time, the Past Jurisdictional President shall call a special meeting in the manner described in Article 4, Section 2, and a general election shall be held to fill those offices. The Past Jurisdictional President shall serve in the office of President until such time as the election is held and the new Jurisdictional Convention Officers are installed.

(b) When any Jurisdictional Convention Officer or National Convention Delegate from any Jurisdiction and/or his/her alternate moves from the geographic area of his/her Jurisdiction for any reason, his/her office and membership therein shall immediately become vacant, except in the case where he/she resides in an adjoining state and continues to be active in the Jurisdiction he/she represents.

(c) If the Chapter to which any Jurisdictional Convention Officer or National Convention Delegate from a Jurisdiction belongs shall have less than twenty members in good standing on December 31 immediately preceding the session of the Jurisdictional Convention, his/her office therein shall immediately become vacated, and all rights and privileges thereof shall cease.

Sec. 12. Compensation. No compensation shall be paid to the Jurisdictional Convention Officers. Nothing in these By-Laws however, shall preclude the payment of reasonable expenses incurred in the legitimate conduct of Jurisdictional business.

ARTICLE 4

Equal Access, Meetings and Quorum Requirements

Sec. 1. Equal Access. The Jurisdiction shall implement and enforce Woodmen’s Equal Access Policy, which states: Woodmen of The World Life Insurance Society is an equal access fraternal benefit society. It is the policy of Woodmen to seek qualified members on a nondiscriminatory basis and to provide all members with equal access to and allow their participation in Woodmen’s Chapter system, Chapter events, fraternal benefits and all other fraternal activities on a nondiscriminatory basis.

Sec. 2. Meetings.

(a) Regular. The Jurisdictional Convention Officers shall hold regular meetings at least biennially on such dates and at such places as may be determined by them. These regular sessions shall be held at such places within the geographic area of the Jurisdiction as the Jurisdictional Convention Officers shall determine, on such dates as the President of Woodmen shall approve, which shall not be earlier than the first Tuesday in March or later than the fourth Tuesday in May of the Jurisdictional meeting year. The Secretary of the Jurisdiction shall notify the Secretary of Woodmen of the place chosen for the next session of their Jurisdictional Convention not later than November 30 preceding any session thereof.

(b) Special. Special meetings of the Jurisdictional Convention Officers and Jurisdictional Convention Delegates may be called by the President of the Jurisdiction, at such times and places as he/she shall determine, whenever the President deems it necessary for the good of the Jurisdiction and shall be called whenever five Jurisdictional Convention Officers, in writing, request the same.

(c) Quorum. A majority of the Jurisdictional Convention Officers shall constitute a quorum at all meetings, but the affirmative vote of a majority of the Jurisdictional Convention Representatives qualified to vote on any matter shall be required to determine all issues rightfully before the Jurisdictional Convention Representatives.

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(d) Order of Business. The order of business at each regular or special meeting shall be determined by the President and the Jurisdictional Convention Officers.

Sec. 3. Quorum. A majority of the Jurisdictional Convention Representatives entitled to sit in any session of any Jurisdictional Convention and a majority of any committee of any Jurisdiction shall constitute a quorum for the transaction of any business rightfully presented for action. A fewer number may adjourn to another date.

Sec. 4. Prerogatives of the National Convention Officers.

(a) National Convention Officers shall be admitted to all sessions of the Jurisdictional meetings, with full authority to report and discuss any matter affecting Woodmen, but they shall have no voting rights.

(b) Should the President or any other Jurisdiction Convention Representative proceed contrary to the laws of Woodmen, the highest-ranking National Convention Officer present shall have authority to assume the position and authority of the Jurisdictional President.

(c) Should any Jurisdictional Convention Representative refuse to allow or prevent said National Convention Officer from assuming the position and authority of the Jurisdictional President, said Jurisdiction shall be denied representation in the National Convention.

ARTICLE 5

Jurisdiction Funds, Dues, Property and Audits

Sec. 1. Jurisdictional Expenses.

(a) Jurisdictions shall approve and pay those expenses associated with the Jurisdictional meetings and conducting the affairs of the Jurisdiction. As to reasonable expenses of Jurisdictional Convention Representatives, or compensation of Jurisdictional Convention Officers in addition to their reasonable expenses, no claim shall be allowed by any Jurisdiction unless and until the same has been referred to, and approved by, the Auditors or a committee of the Jurisdiction appointed for that purpose, and then only after such recommendation has been adopted, in whole or in part, by a vote of the Jurisdictional Convention Representatives.

(b) Any Past President not residing within the territory of the Jurisdiction shall be limited to travel expenses from the Chapter within the Jurisdiction in which he/she holds a membership to the site of the Jurisdictional meeting.

(c) The reasonable expenses of Jurisdictional Convention Delegates to attend the Jurisdictional meetings, or any part of such expense, shall be paid by the Chapter represented by such Jurisdictional Convention Delegate.

Sec. 2. Jurisdictional Dues. Each Jurisdiction, in order to meet its expenses, shall establish dues of not less than 50 cents, or more than $1.25, per year, on every adult member within its territorial limits, as shown by the records of the Secretary of Woodmen as of November 30 of the year immediately preceding. Said sums shall be deducted from the Member Dues paid by the members of the subordinate bodies to the Home Office of Woodmen. It shall be the duty of the Secretary of Woodmen, not later than February 1 of each year, to credit or remit to the Jurisdictional Secretaries the dues levied hereunder, charging the same to the respective subordinate bodies.

Sec. 3. Member Proration.

(a) In addition to all other sums, Woodmen shall pay a member proration to help defray the costs of holding each regular meeting of the Jurisdiction. The amount of the member proration shall be established by the Board of Directors for each and every Good-Standing Benefit Member credited to the subordinate bodies located within the geographic area of the Jurisdiction as shown on the records of the Secretary of Woodmen as of November 30 immediately preceding any regular meeting of the Jurisdiction.

(b) Should the proration herein provided for, and contributed by Woodmen, exceed the expenses of the regular meeting of the Jurisdiction, the surplus funds may be used to pay, in whole or in part, a Jurisdictional Convention Delegate’s reasonable expenses.

Sec. 4. Jurisdictional Funds and Property. The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, and the Auditors shall not purchase, acquire, sell, loan, lease, mortgage, encumber or otherwise deal with any real or personal property entrusted to their care, unless all of the following conditions are strictly complied with:

(a) A written resolution is adopted by the Jurisdiction containing detailed instructions as to the property, the contents of which shall have been first communicated to every Jurisdictional Convention Representative thereof together with a written notice mailed/transmitted at least ten days in advance informing the Jurisdictional Convention Representatives as to the place and time the resolution will be offered for consideration. The resolution shall pass only if it receives the affirmative vote of two-thirds of the Jurisdictional Convention Representatives present at the meeting referred to in the notice.

(b) The resolution and a copy of the written notice must be submitted to the President and Secretary of Woodmen for approval of the action described in the resolution. Any and all funds which shall come into the possession of the Auditors as a result of any transactions involving Jurisdiction assets shall be paid over immediately by the Auditors to the Treasurer or credited to the proper account.

(c) Funds of the Jurisdiction not needed to meet current expenses shall be invested by the Auditors. In dealing with the funds and property of the Jurisdiction, the Auditors shall observe the standards in dealing with the assets that would be observed by a “prudent person” dealing with the property of another, with a focus upon preservation of capital rather than income or gains, and if the Auditor has special skills or is named Auditor on the basis or representations of special skills or expertise, he or she is under a duty to use those skills. Woodmen’s Board of Directors can, by resolution, give further guidance as to investments that would be appropriate for the funds of a Jurisdiction.

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(d) In no event shall any Jurisdiction divide or distribute funds, or any part thereof, among its Jurisdictional Convention Representatives.

Sec. 5. Auditing Committee. Each Secretary and Treasurer shall have his/her books posted and his/her report made noting the balance of each fund on the last day of December each year, and the Auditors, acting as the Auditing Committee, shall examine the books, vouchers and reports and give a written report to the President each year. Such report shall be made available for examination by any Jurisdictional Convention Representative who so requests.

ARTICLE 6

Disputes and Grievances

Sec. 1. Disputes and Grievances. Any disputes or grievances involving a Jurisdictional Convention Representative may be submitted by a Jurisdictional Convention Representative having knowledge of the issue with the President of the Jurisdiction. The President of the Jurisdiction shall review the dispute or grievance and render a determination within thirty days of receipt of the dispute or grievance. The President of the Jurisdiction’s determination of the dispute or grievance may be appealed in writing to the Executive Vice President/Fraternal of Woodmen within thirty days of the President of the Jurisdiction’s determination. The Executive Vice President/Fraternal’s decision shall be final unless the member or Jurisdiction files a written appeal of the decision within thirty days to the Judiciary Committee as provided for in Article 9 of the Constitution and Laws. The decision of the Executive Vice President/Fraternal will be effective unless and until the decision is modified by the Judiciary Committee.

ARTICLE 7

Amendments

Sec. 1. Amendments. These By-Laws may be amended in the following manner only: (a) by the method set forth in Article 2, Section 2(c), of Woodmen’s Constitution and Laws; or (b) by adopting proposals for such amendments in writing, originating from any of the regular meetings of a Jurisdiction or the National Convention and enacted in accordance with Article 10, Section 1 of Woodmen’s Constitution and Laws.

ESTABLISHED JURISDICTIONS

WOODMEN OF THE WORLD

The territory in which Woodmen is authorized to do business shall be divided into units known as Jurisdictions and the same shall be as follows:

(1) Jurisdiction of Alabama, composed of the State of Alabama.

(3) Jurisdiction of Arkansas, composed of the State of Arkansas and the counties of Boone, Cass, Clay, Greene, Howell, Jackson, Livingston and Platte, Missouri.

(4) Jurisdiction of California, composed of the States of California, Hawaii, Nevada, Washington, Oregon, Idaho, Utah, Wyoming, Alaska and Montana.

(5) Jurisdiction of Florida, composed of the State of Florida.

(6) Jurisdiction of Georgia, composed of the State of Georgia.

(7) Jurisdiction of the Great Lakes, composed of the States of Illinois, Indiana and Michigan and the counties of Audrain, St. Charles and St. Louis, Missouri.

(8) Jurisdiction of Iowa, composed of the States of Iowa, Minnesota and Wisconsin.

(9) Jurisdiction of Kentucky, composed of the State of Kentucky and the county of Dunklin, Missouri.

(10) Jurisdiction of Louisiana, composed of the State of Louisiana.

(11) Jurisdiction of the Mid-Atlantic, composed of the States of Delaware, Maryland and the District of Columbia.

(12) Jurisdiction of Mississippi, composed of the State of Mississippi.

(13) Jurisdiction of Nebraska, composed of the States of Nebraska, North Dakota, South Dakota and Colorado.

(14) Jurisdiction of New Mexico, composed of the State of New Mexico and the counties of El Paso and Hudspeth, Texas and the State of Arizona.

(15) Jurisdiction of the Northeast, composed of the States of New York, Connecticut, Massachusetts, Rhode Island, Maine, New Hampshire, New Jersey and Vermont.

(16) Jurisdiction of North Carolina, composed of the State of North Carolina.

(17) Jurisdiction of Ohio, composed of the State of Ohio.

(18) Jurisdiction of Oklahoma-Kansas, composed of the States of Oklahoma and Kansas.

(19) Jurisdiction of Pennsylvania, composed of the State of Pennsylvania.

(20) Jurisdiction of South Carolina, composed of the State of South Carolina.

(21) Jurisdiction of Tennessee, composed of the State of Tennessee.

(22) Jurisdiction of Texas, composed of the State of Texas except for the counties of El Paso and Hudspeth.

(23) Jurisdiction of Virginia, composed of the State of Virginia.

(24) Jurisdiction of West Virginia, composed of the State of West Virginia.

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RULES OF ORDER FOR USE BY SUBORDINATE BODIES

Sec. 1. When the President takes the Chair, the officers and members take their respective seats.

Sec. 2. No member shall interrupt another while speaking unless to raise a point of order, and while speaking no member shall pass between him/her and the President.

Sec. 3. Every member who desires to speak shall arise and respectfully address the President and, while speaking, shall confine himself/herself to the question under consideration and avoid all personalities, indecorous and sarcastic language or reflection on the Chapter, or its members.

Sec. 4. If two or more members arise to speak at the same time, the President shall decide who is entitled to the floor.

Sec. 5. No member shall speak more than once on the same subject until all members desiring to speak shall have had an opportunity to do so and not more than twice without permission from the President.

Sec. 6. If a member, while speaking, be called to order by the President, he/she shall cease speaking and take his (her) seat until the question of order has been determined and permission is given him/her by the President to proceed.

Sec. 7. No motion shall be subject to debate until it has been seconded and stated by the President, and it shall be reduced to writing if requested by any member.

Sec. 8. Any member may call for a division of a question, which shall be divided if it embraces two or more distinct propositions.

Sec. 9. When a question is before the Chapter, no other motion shall be entertained except to move the previous question, to lay on the table, to postpone indefinitely, to postpone to a certain time, to recommit or to amend, which motions shall severally have precedence in the order named.

Sec. 10. When a question is postponed indefinitely, it shall not be acted on again during the session.

Sec. 11. On the call of five members, the Chapter may demand that the previous question shall be put, and until it is decided, further amendments to the main question and debate thereon shall be precluded.

Sec. 12. The previous question shall be put in this form: “Shall the main question be now put?”

Sec. 13. When a blank is to be filled and different sums, numbers or times shall be proposed, the question shall first be taken on the highest sum or number and on the longest or latest time.

Sec. 14. Every member present shall, if requested, vote on every question before the Chapter unless for special reason the Chapter shall excuse him/her.

Sec. 15. No motion for reconsideration shall be entertained unless moved by a member who voted with the majority in the first instance and be made within two meetings after taking the vote on the motion.

Sec. 16. The member first named on a committee shall act as chairman thereof, unless one shall be agreed on by the committee.

Sec. 17. The consequences of a measure may be attacked in strong terms, but the good faith of those who propose or advocate it shall not be challenged.

Sec. 18. While the President is putting a question or addressing the Chapter, no member shall walk about or leave the hall or engage in conversation.

Sec. 19. No motion can be made by a member while another is speaking, and no motion can be made without the member’s arising and addressing the Chair.

Sec. 20. No member shall arise to speak until the one occupying the floor shall have taken his/her) seat, and if the member wishing to follow has spoken on the subject twice, he/she shall not be recognized by the President until others have had an opportunity to speak.

Sec. 21. No member shall commence speaking on a question until recognized by the President.

Sec. 22. Whenever a question shall arise in the Chapter as to the construction of the laws, it shall be referred to the President of Woodmen, whose decision shall be entered on the minutes and be final.

Sec. 23. In all matters not expressly covered above, any questions of order shall be resolved as provided by the most currently available edition of Robert’s Rules of Order.

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DUTIES OF EXECUTIVE OFFICERS

Sec. 1. The President and CEO.

The President shall be the chief executive officer of Woodmen and shall have general supervision over the affairs of Woodmen. The President shall:

(a) be a member of all Standing Committees of Woodmen;

(b) preside over all sessions of the National Convention and all meetings of the Standing Committees of Woodmen or designate someone to do so;

(c) enter into written contracts with Field Associates for the solicitation of applications for membership under such terms as may be agreed upon, subject to the review of any such contracts by the Board of Directors at its discretion;

(d) prescribe and/or approve all forms and blanks and all other printed materials and publications issued or used by Woodmen or the National Convention and any of its departments, subdivisions, subordinate bodies and associates, or cause the same to be done, and no officer, associate or member, or other persons, shall publish or use any such materials not so authorized or approved;

(e) prescribe the forms of all benefit certificates of membership to be issued by Woodmen and prescribe all plans under which persons are admitted to membership in Woodmen, together with the rates of payments under any and all such certificates when such plans and amounts have not been theretofore prescribed by the National Convention or the Board of Directors;

(f) have authority to reinsure or coinsure Woodmen’s liability, or any portion thereof, on any and all certificates of membership now outstanding and/or hereafter issued;

(g) with the assistance and approval of the Board of Directors, prepare and publish the rituals and ceremonials of Woodmen; be the custodian of and instructor in all the rituals thereof; and promulgate to all Chapters the password to be used in conjunction with the historic ritual;

(h) examine, or cause to be examined, every application for membership in Woodmen and every application for any benefit and, if found to conform to all requirements for such, shall approve said applications or cause the same to be done;

(i) subject to the limitations elsewhere contained in the Constitution and Laws, establish rules and rates with reference to applications on standard and substandard risks and, with respect thereto, shall classify all such risks as to physical and mental impairment, occupation, residence, habits, morals, environment, finances, previous experience and any other factors that may be deemed wise, and cause to be fixed such rules, rates and extra rates as may be required by customary underwriting practices;

(j) grant written dispensations for any purpose except to admit a person to membership who is not physically or mentally qualified under the Constitution and Laws, provided that no authority is given to do anything that will impair the contract of a beneficiary member of Woodmen;

(k) make a report on the state of affairs of Woodmen at each regular session of the National Convention;

(l) sign all documents and other papers requiring his/her signature and customarily signed by the president of a corporation;

(m) appoint committees from the Good-Standing Benefit Members of Woodmen to assist in Woodmen’s management, to be known as Presidential Committees, and which committees shall be responsible to and under the direction of the President;

(n) appoint persons to examine or audit the books, records and accounts of any subordinate body of Woodmen, or officers thereof, and may suspend or remove from office any officer of any subordinate body thereof when satisfactory information exists that any such officer is negligent of his/her duties or incompetent;

(o) whenever the President of Woodmen believes that the funds and/or property of any subordinate body are being or will be improperly diverted, disposed of, wasted, destroyed or distributed, he/she shall have full authority, in the name of Woodmen, to have such action enjoined and to seize such funds and/or property by action in court or otherwise, in order to preserve the same. He/She may render to the subordinate body concerned such report regarding any examination of its books or such other action herein authorized as he/she shall deem necessary; and

(p) discipline and, in furtherance thereof, have power to suspend or revoke charters of subordinate bodies for:

(1) refusing to conform to the Constitution and Laws and By-Laws and Rules of Order of subordinate Chapters;

(2) refusing to make reports required by Woodmen or any of its officers;

(3) wrongfully withholding any funds or property belonging to Woodmen or any of its subordinate bodies;

(4) disseminating communications or circulars derogatory to Woodmen or any of its officers;

(5) soliciting contributions when not authorized by the President of Woodmen except for typical fraternal and community activities;

(6) instituting suits or other legal proceedings against Woodmen or any of its officers without first using the Dispute Resolution Procedures as outlined in Article 8 of the Constitution and Laws; or

(7) failing or refusing to comply with or conform to any lawful demand by the President or other officers of Woodmen.

The members of any subordinate body whose charter has been suspended or revoked shall continue to make their required payments, including applicable Member Dues, to the Home Office of Woodmen until the matter shall be finally determined in accordance with the Constitution and Laws.

Any member of Woodmen who is found by the President of Woodmen, after due inquiry, to be responsible for any of the foregoing acts shall be barred from a seat in

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any Jurisdictional or National Convention and, if occupying such an office, shall be removed; and if such member is an officer of a subordinate body of Woodmen, the President of Woodmen may declare the office vacant.

Any subordinate body, and any member thereof, aggrieved by any action herein authorized may appeal to the Judiciary Committee by giving written notice thereof to the Secretary of Woodmen within thirty days after notice of any such action. The matter shall be disposed of by the Judiciary Committee as provided in Article 9 of the Constitution and Laws;

(q) appoint one or more approving officers who shall serve at the pleasure of the Executive Committee, and whose duty it shall be to examine and approve every claim against Woodmen payable from any of its funds, except in any benefit certificate, and no check shall be drawn unless and until approved by an approving officer (no such person shall have authority to approve his/her own claim against Woodmen);

(r) have authority to designate individuals in addition to the Executive Officers authorized to execute contracts on behalf of Woodmen;

(s) except as otherwise specified by the Board of Directors within its constitutional authority, and not inconsistently with or repugnant to their duties and functions set forth and defined elsewhere in the Constitution and Laws, have authority to designate the title of any officer or other person employed in any capacity by Woodmen and to assign and reassign the duties of all Executive Officers, officers and associates of Woodmen;

(t) make recommendation to the Board of Directors for the appointment of a General Counsel and/or Chief Legal Officer, who shall serve at the pleasure of the Board and who shall be under the direct supervision of the President and perform all duties assigned;

(u) appoint the Executive Vice President/Fraternal, the Executive Vice President/Operations and Secretary and the Executive Vice President/Finance and Treasurer or any other Executive Vice President position approved by the Board of Directors;

(v) appoint a Medical Director, who shall be under the direct supervision of the Chief Underwriter and who shall perform all duties assigned; and

(w) perform such other duties as are imposed upon him/her in the Constitution and Laws or as may be assigned to him/her by the National Convention and/or the Board of Directors and which are not otherwise inconsistent with the Constitution and Laws.

Sec. 2. Executive Vice President/Fraternal.

The Executive Vice President/Fraternal shall perform all duties assigned and the following:

(a) administer the National Fraternal Program and report on same to the National Convention; and

(b) perform all duties as required by the Constitution and Laws and such other duties as may be assigned by the President and CEO.

Sec. 3. Executive Vice President/Operations and Secretary.

The Secretary shall be in charge of operations and the chief corresponding and recording officer of Woodmen and shall:

(a) be responsible for and keep and maintain all the official records of Woodmen, the National Convention, the Board of Directors, the Standing Committees of Woodmen and all other committees provided for herein, except such records as are specifically exempted and made the special trust of another officer under the Constitution and Laws;

(b) at all sessions of the National Convention, meetings of the Board of Directors and Standing Committees, all bills, communications and all other papers shall be read by him/her, or they shall be read by someone appointed by the President, except reports of other committees, which may be read by the Chairman or any member thereof;

(c) make a full and complete report of all his/her transactions to every regular session of the National Convention;

(d) make full and complete reports, in the manner and time required by the several state insurance departments and all other government agencies having jurisdiction over any of the affairs of Woodmen;

(e) sign all official documents of Woodmen requiring his/her signature, affixing thereto the seal of Woodmen when necessary; and he/she shall prepare and certify, under the seal of Woodmen, all copies of books, records and other documents of Woodmen, or portions thereof, which may be required for any purpose;

(f) be the custodian of all the supplies, furniture, fixtures and other personal property belonging to Woodmen, excepting cash and investments, and shall dispose of same only upon proper orders and in accordance therewith, keeping a complete and accurate account of all such purchases, sales, resales and/or exchanges thereof;

(g) be a member of all the Standing Committees of Woodmen;

(h) perform all other duties customarily performed by the Secretary of a corporation; and

(i) perform all duties as required by the Constitution and Laws and such other duties as may be assigned by the President and CEO.

Sec. 4. Executive Vice President/Finance and Treasurer.

The Treasurer shall be the chief financial officer and the chief accounting, auditing and budgeting officer of Woodmen and shall:

(a) prepare, make and maintain such records and reports therein as may be required of him/her by the Board of Directors and/or the President;

(b) be the custodian of the uninvested funds of Woodmen;

(c) deposit, to the sole credit of Woodmen, all funds belonging to Woodmen in depositories designated by him/her and approved by the Board of Directors;

(d) prepare a statement of Woodmen’s receipts and disbursements, on a monthly basis, and the same shall be published in the official publication of Woodmen at least semiannually;

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(e) keep a separate account of all the funds of Woodmen, make and furnish to the President and Secretary of Woodmen a statement showing the balance on hand in each of said funds on the first day of each month, have his/her books and accounts balanced in time for examination by the Audit Committee at its regular meeting and make a report to the National Convention;

(f) issue checks, drafts or other orders drawn on Woodmen which have been duly approved;

(g) be a member of all the Standing Committees of Woodmen;

(h) perform all other duties customarily performed by the Treasurer of a corporation; and

(i) perform all duties as required by the Constitution and Laws and such other duties as may be assigned by the President and CEO.

Sec. 5. Other Executive Vice President Duties. The senior most Executive Vice President shall perform the following additional duties:

(a) perform the duties of the President when the latter is disabled;

(b) preside at meetings of the Board of Directors in the absence of both the Chairman of the Board and the President;

(c) be a member of all the Standing Committees of Woodmen and preside over same in the absence of the President; and

(d) perform all duties as required by the Constitution and Laws and such other duties as may be assigned by the President and CEO.

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